SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934, as amended.

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

Preliminary Proxy Statement ☐

Confidential for Use of the Commission only (as permitted by Rule 14a-6(e)(2) ☐

Definitive Proxy Statement ☒

Definitive Additional Materials ☐

Soliciting Material Pursuant to §§ 240.14a-12 ☐

1-800-FLOWERS.COM, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of Annual Meeting of Stockholders

December 14, 2023

The Annual Meeting of Stockholders (the “Annual Meeting”) of 1-800-FLOWERS.COM, Inc. (the “Company”) will be held online via live webcast, on Thursday, December 14, 2023 at 9:00 a.m. eastern standard time, or any adjournment thereof, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1)	To elect 11 directors to serve until the 2024 Annual Meeting or until their respective successors have been duly elected and qualified;

(2)	To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending June 30, 2024;

(3)	To approve, on an advisory basis, the Company’s executive compensation for its named executive officers;

(4)	To determine, on an advisory basis, the frequency of future advisory votes on executive compensation;

(5)	To approve an amendment to the 2003 Long Term Incentive and Share Award Plan to increase the authorized shares; and

(6)	To transact such other matters as may properly come before the Annual Meeting.

You can access the meeting via the Internet at www.virtualshareholdermeeting.com/FLWS2023. To log into the Annual Meeting as a stockholder, a control number will be required. For registered stockholders, the control number can be found on your Notice of Internet Availability of Proxy Materials or your proxy card. Only stockholders of record at the close of business on October 20, 2023 will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at Two Jericho Plaza, Suite 200, Jericho, New York 11753. This list also will be available during the Annual Meeting on the virtual meeting website.

All stockholders are cordially invited to attend the Annual Meeting virtually via live webcast. Whether or not you expect to attend the Annual Meeting, your vote is important. To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. If you received a copy of the proxy materials by mail, you may complete, sign, date and mail the proxy card in the envelope provided. Any stockholder of record attending the Annual Meeting may vote via the Internet during the Annual Meeting webcast, even if he or she has voted over the Internet, by telephone or returned a completed proxy card. You may revoke your proxy at any time prior to the Annual Meeting. If you attend and vote during the Annual Meeting, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

/s/ Michael R. Manley
Michael R. Manley
Corporate Secretary

Jericho, New York
October 30, 2023

YOUR VOTE IS EXTREMELY IMPORTANT. YOU ARE URGED TO VOTE BY TELEPHONE OR INTERNET AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, IF YOU RECEIVED A PAPER PROXY CARD BY MAIL, YOU MAY COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD BY MAIL.

1-800-FLOWERS.COM, INC.

PROXY STATEMENT

October 30, 2023

This Proxy Statement is furnished to stockholders of record of 1-800-FLOWERS.COM, Inc. (the “Company”) as of October 20, 2023 (the “Record Date”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”), which will be held online via live webcast, on Thursday, December 14, 2023 at 9:00 a.m. eastern standard time or any adjournment thereof.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to every stockholder, we are now furnishing proxy materials to our stockholders primarily via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you may not receive a printed copy of the proxy materials other than as described below. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy by telephone or over the Internet. If you received a Notice by mail and did not receive proxy materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

The SEC’s rules permit us to deliver a single Notice or set of Annual Meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings and reduces the environmental impact of the Annual Meeting. To take advantage of this opportunity, we have delivered only one Notice or set of Annual Meeting materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or set of Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or set of Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at 1.800.542.1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices or set of Annual Meeting materials for your household, please contact Broadridge at the above phone number or address.

Shares of stock cannot be voted at the Annual Meeting unless the owner is present via the Internet during the Annual Meeting webcast or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted “FOR” the election of the 11 directors (each, a “Director”) named in this proxy statement, “FOR” the ratification of the appointment of BDO USA, P.C., as the Company’s independent registered public accounting firm, for the fiscal year ending June 30, 2024, “FOR” the approval of executive compensation, “THREE YEARS” with respect to the frequency of future advisory votes on executive compensation, and “FOR” the approval of the amendment to the 2003 Long Term Incentive and Share Award Plan to increase the authorized shares, and will be voted in accordance with the discretion of the person appointed as proxy with respect to other matters that may properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to the exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the Annual Meeting may withdraw his or her proxy and vote via the Internet during the Annual Meeting webcast. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

The Annual Report of the Company (which does not form a part of the proxy solicitation materials) is being made available to stockholders on www.proxyvote.com concurrently herewith.

The mailing address of the principal executive office of the Company is Two Jericho Plaza, Suite 200, Jericho, New York 11753. It is anticipated that the Notice is first being sent to stockholders on or about November 3, 2023. The proxy statement and form of proxy relating to the Annual Meeting is first being made available to stockholders on or about November 3, 2023.

VOTING SECURITIES

The Company has two classes of voting securities issued and outstanding, its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and its Class B common stock, par value $0.01 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), which generally vote together as a single class on all matters presented to the stockholders for their vote or approval. At the Annual Meeting, each stockholder of record at the close of business on October 20, 2023 of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock owned on that date as to each matter presented at the Annual Meeting and each stockholder of record at the close of business on October 20, 2023 of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock owned on that date as to each matter presented at the Annual Meeting. On October 20, 2023, 37,733,189 shares of Class A Common Stock and 27,068,221 shares of Class B Common Stock were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at Two Jericho Plaza, Suite 200, Jericho, New York 11753. This list also will be available during the Annual Meeting on the virtual meeting website.

METHODS OF VOTING

Stockholders can vote via the Internet during the Annual Meeting webcast or by proxy. There are three ways to vote by proxy:

●	By Telephone -- You can vote by telephone by calling 1.800.690.6903;

●	By Internet -- You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

●	By Mail -- If you received your proxy materials by mail, you can vote by mail by completing, signing, dating and mailing the enclosed proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. eastern standard time on December 13, 2023.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors has recommended each of Mses. Celia R. Brown, Dina Colombo, Stephanie Redish Hofmann and Christina Shim and Messrs. James A. Cannavino, Eugene F. DeMark, Leonard J. Elmore, Adam Hanft, Christopher G. McCann, James F. McCann and Larry Zarin for election as Directors, to serve until the 2024 Annual Meeting or until their successors are duly elected and qualified. If a nominee is unable to be a candidate when the election takes place, the shares of stock represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any of the nominees will be unable to be a candidate for election.

Information regarding the Director nominees is set forth below under the heading “— Information Regarding Director Nominees”.

The affirmative vote of a plurality of the Company’s outstanding Common Stock present in person or by proxy at the Annual Meeting is required to elect the nominees for Directors. Abstentions will be counted in tabulations of the votes cast on this proposal, whereas broker non-votes will not be counted for purposes of determining whether this proposal has been approved. Unless otherwise instructed, the proxy holder will vote the proxies received by him “FOR” the election of the Directors.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION
OF ITS ELEVEN DIRECTOR NOMINEES

Information Regarding Director Nominees

Our Board of Directors currently consists of 11 Directors with each Director serving a one-year term. All nominees, except Christina Shim, were most recently elected at the 2022 Annual Meeting. The following information with respect to the principal occupation or employment, other affiliations and business experience of each of the nominees to be elected at the meeting and during the last five years has been furnished to the Company by the nominee.

Celia R. Brown, age 69, has been a Director of the Company since June 2016. Since 2017, Ms. Brown has served as an Independent Management Consultant. From 2010 until June 2016, she served as EVP, Group HR Director of Willis Group, a multi-billion dollar global, risk management and insurance brokerage company with operations in more than 120 countries. At Willis, Ms. Brown was an advisor to the CEO, compensation committee and board of directors on talent strategy, succession planning, reward strategy (including executive compensation), culture and diversity. Upon the 2016 merger of Willis and Towers Watson, Ms. Brown served as an integration advisor to the combined company. Prior to joining Willis, Ms. Brown was with XL Capital Ltd. and its predecessor company from 1988 through 2009 where she held numerous positions culminating in EVP, Head of Global HR and Corporate Relations. From 2019 until 2022, Ms. Brown served as a member of the board of directors and Chair of the HR and Compensation Committee of Volt Information Sciences, Inc., and from 2010 until 2020, as a board member for the nonprofit organization Volunteer New York.

As a result of Ms. Brown’s career, she provides the Board with compensation and human resource experience and expertise. She also has experience integrating merger and acquisition transactions at the executive level. We believe these experiences, qualifications, attributes and skills qualify her to serve as a member of our Board of Directors.

James A. Cannavino, age 79, has been a Director of the Company since June 2007. Mr. Cannavino has been the Chairman and Chief Executive Officer of CyberSagacity Ltd. since August 2022. Prior to CyberSagacity Ltd., Mr. Cannavino served as Chairman of the board of directors of Direct Insite (now Paybox) from 2000 through 2011 and was Chief Executive Officer from December 2002 until May 2011. Paybox is a global provider of financial supply chain automation across procure-to-pay and order-to cash business processes. Paybox was sold to OSG Billing Services in 2018. From September 1997 through April 2000, he was elected non-executive Chairman of Softworks, Inc. (a wholly owned subsidiary of Direct Insite, formerly Computer Concepts), which went public and was later sold to EMC. Mr. Cannavino was also the Chief Executive Officer and Chairman of the board of directors of Cybersafe, Inc., a company specializing in network security. Prior to Cybersafe, Mr. Cannavino was President and Chief Operating Officer of Perot Systems Corporation; he was elected to serve as Chief Executive Officer through July 1997. Mr. Cannavino retired from IBM in 1995, a career that spanned over 30 years, where he was Senior Company Vice President for Strategy and Business Development. He also served as a member of the board of directors to certain IBM joint-venture companies, including Prodigy Services, Inc., Digital Domain, Inc., and New Leaf Entertainment. Mr. Cannavino is an emeritus member of the Board of the National Center for Missing and Exploited Children. Mr. Cannavino is one of the founding members and is the immediate past Chairman of the International Center for Missing and Exploited Children. He is a past chairman of the Board of Trustees of Marist College in Poughkeepsie, New York, and continues to serve as an advisor to the Board of Trustees.

Mr. Cannavino’s numerous years of experience in executive level positions in the technology industry provides the Board with a wealth of valuable insight and knowledge regarding business strategy, operational and management experience in the technology industry. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Dina Colombo, age 54, has been a Director of the Company since April 2021. Ms. Colombo is the Chief Operating Officer and Chief Financial Officer of GreyLion Partners, a private equity firm that focuses on investing in high-growth businesses in the lower middle market. Prior to joining GreyLion Partners, she was the Chief Financial Officer and Managing Director of CCMP Capital Advisors. Previously, she held a variety of responsibilities at JPMorgan Partners, including investor reporting, investment structuring, portfolio management, financial control, and valuation. Ms. Colombo began her career with PricewaterhouseCoopers LLP where she worked in Consumer Markets & Real Estate Business Assurance practices. Ms. Colombo received a B.B.A. from Hofstra University in Accounting. Ms. Colombo is a co-founder and board member of Parents Against Vaping E-cigarettes, a not-for-profit advocacy and education organization powered by parent volunteers to fight the youth vaping epidemic.

As a result of Ms. Colombo’s education, professional experience and more than 30-year career in the finance sector, she provides the Board with financial expertise. We believe these experiences, qualifications, attributes and skills qualify her to serve as a member of our Board of Directors.

Eugene F. DeMark, age 76, has been a Director of the Company since January 2012. Mr. DeMark worked for KPMG LLP (“KPMG”), a global professional services firm, from June 1969 until his retirement in October 2009. He served as the Advisory Northeast Area Managing Partner at KPMG from October 2005 until his retirement. During his career with KPMG, he served in various leadership positions including Area Managing Partner of the Information, Communications and Electronics Practice as well as Managing Partner and Partner in charge of Audit of the firm’s Long Island office. While on special assignment at KPMG, he worked on the research staff of the Commission on Auditors Responsibilities (the predecessor of the Treadway Commission) that was formed to assess increases in fraudulent financial reporting. Since his retirement, Mr. DeMark has been an independent consultant. Mr. DeMark served on the board of directors of BankUnited, Florida’s largest independent bank, from 2010 to 2019, most recently as the Lead Director and Chair of the Audit Committee. He previously served as Chair of the Audit and Risk Committee and on the Governance and Compensation Committees of the bank’s board. Mr. DeMark was on the board of directors of MSG Networks from October 2015 to December 2016 and was the Chair of their Audit Committee and served on the Compensation Committee. He is a Certified Public Accountant in the State of New York.

As a result of Mr. DeMark’s professional experience and 40-year career with one of the leading professional services firms, he provides the Board with financial expertise, experience in risk management and executive managerial experience. Mr. DeMark qualifies as an audit committee financial expert and is financially sophisticated within the meaning of the NASDAQ Stock Market Rules. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Leonard J. Elmore, age 71, has been a Director of the Company since October 2002. Mr. Elmore has been a NCAA commentator for CBS Sports, FS1 and ESPN for over 25 years. Mr. Elmore was the Chief Executive Officer of iHoops, the official youth basketball initiative of the NCAA and NBA from May 2010 until October 2011 and served as a member of its board from its inception in April 2009 until May 2010. Prior to joining iHoops, he was a Partner with the law firm of Dreier LLP in its New York City headquarters from September 2008 until February 2009. Prior to his employment with Dreier LLP in September 2008, Mr. Elmore served as Senior Counsel with LeBoeuf, Lamb, et. al (subsequently Dewey & LeBoeuf) from October 2004 until March 2008. Prior to that, Mr. Elmore served as the President of Test University, a leading provider of internet-delivered learning solutions for pre-college students, from 2001 to 2003. Mr. Elmore served on the board of directors of Lee Enterprises, Inc. from February 2007 until February 2020 and was a member of their audit committee. Since December of 2021, Mr. Elmore has served on the board of directors of Byrna Technologies, Inc., a non-lethal defense technology company and has been a member of the company’s Nominating and Governance Committee. Mr. Elmore is currently a Senior Lecturer at Columbia University in their School of Professional Studies Sports Management program and continues to fulfill his commitment to public service as co-chair on the John and James L. Knight Foundation’s Knight Commission on Intercollegiate Athletics.

Mr. Elmore’s career has spanned many different sectors from the diverse public service sectors to law firm experience. He provides the Board a wealth of business strategy, operational and management experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Adam Hanft, age 73, has been a Director of the Company since February 2019. Mr. Hanft is the founder and Chief Executive Officer of Hanft Ideas LLC (“Hanft Ideas”), a strategic consultancy that provides marketing and branding services to leading consumer and business-to-business companies, including many digitally native brands. In addition, he serves as a director on the board of The Scotts Miracle-Gro Company, one of the world’s leading marketers of branded consumer lawn and garden products. Mr. Hanft also hosts a podcast, writes broadly about business and consumer subjects for numerous publications and is the co-author of “Dictionary of the Future.” He is also a frequent commentator on marketing and branding issues. Prior to starting Hanft Ideas, Mr. Hanft served as founder and Chief Executive Officer of Hanft Unlimited, Inc., a marketing organization created in 2004 that included an advertising agency, strategic consultancy and custom-publishing operation. Mr. Hanft was also a marketing and technology advisor for President Obama’s 2008 campaign.

Mr. Hanft’s individual qualifications and skills as a Director include marketing strategy, branding and messaging, and digital strategy. We believe Mr. Hanft’s varied experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Stephanie Redish Hofmann, age 54, has been a Director of the Company since December 2020. Since January 2022, Ms. Hofmann has served as Managing Director, Global Client Partnerships at Google where she leads a portfolio of global category partnerships across the Automotive, Consumer Packaged Goods (“CPG”), and Food, Restaurant & Beverage, and Consumer Technology industries, and has served in various leadership roles at Google since May 2007. She currently works with a team of digital marketers and category experts to support customers’ ambitions in digital marketing transformation. Ms. Hofmann’s prior roles at Google include, among others, founding and leading Google’s Shopping Solutions team dedicated to developing digital solutions to enable retailers and manufacturers to win shopping moments that matter, serving as the Director of Agency Development for WPP, IPG, and Specialty Agency partners, and leading the Agency Learning & Development team. Before joining the Agency Learning & Development team, Ms. Hofmann served as the Head of Industry Marketing for Google's CPG vertical where she led research efforts focused on proving the efficacy of digital advertising for CPG manufacturers.

Ms. Hofmann has over 30 combined years of experience in advertising, brand marketing, partnership and working with consumer promotion agencies on CPG brands such as Clorox, Nestlé, and Revlon, as well as non-profit fundraising and development. We believe that Ms. Hofmann’s wealth of experiences, qualifications, attributes, and skills relating to advertising, brand marketing and partnership qualify her to serve as a member of our Board of Directors.

Christopher G. McCann, age 62, has been a Director of the Company since inception. Mr. C. McCann served as the Company’s Chief Executive Officer from June 2016 until July 2023. In July 2023, Mr. C. McCann stepped down from the role of Chief Executive Officer. Mr. C. McCann continues to be an employee of the Company and to serve on the Board and as an officer of various subsidiaries of the Company. Prior to that, he served as the Company’s President from September 2000 until April 2022, and as the Company’s Senior Vice President and the President of the Consumer Floral Brand from July 2010 until October 2013. Mr. McCann is the Vice Chairman of the Board of Trustees of Marist College. He is the Vice Chairman of the board of directors of Kinexion, the parent organization of IGHL. Mr. C. McCann is the brother of James F. McCann, the Company’s Chief Executive Officer and Executive Chairman of the Board.

Due to Mr. C. McCann’s various positions within the Company over the course of more than 30 years, he brings to the Board a unique insight into the day-to-day operations of the Company and its subsidiaries as well as its strategic vision. In addition, his prior service on other public company boards of directors provide the Board with valuable board-level experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

James F. McCann, age 72, is the founder of the Company and served as the Company’s Chairman of the Board and Chief Executive Officer from inception until June 2016. In June 2016, Mr. J. McCann became the Executive Chairman of the Board and Mr. C. McCann succeeded him as the Chief Executive Officer. In July 2023, Mr. C. McCann stepped down from the role of Chief Executive Officer and Mr. J. McCann was again appointed to this role. Mr. McCann has been in the floral industry since 1976 when he began a retail chain of flower shops in the New York metropolitan area. Mr. J. McCann is a member of the board of directors of International Game Technology PLC and, as of May 2019, Amyris, Inc. Mr. J. McCann also served on the board of directors of Willis Towers Watson and its predecessors from 2004 to 2019. In addition, from 2021 to 2022, Mr. J. McCann served as the Chairman and Chief Executive Officer of Clarim Acquisition Corp. Mr. J. McCann is the brother of Christopher G. McCann, who is a Director and employee of the Company.

As the Company’s Executive Chairman of the Board and longtime Chief Executive Officer, Mr. J. McCann brings to the Board his deep understanding of the Company’s strategic business goals and extensive experience with both Company and industry-specific opportunities and challenges. Mr. J. McCann’s current and prior service on other public company boards of directors and their committees provide the Board with valuable board-level experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Christina Shim, age 40, is a Director nominee of the Company. She has served as the Global Head of Product Management and Strategy for IBM Sustainability Software since January 2023 and served as the Vice President and Head of Strategy and Sustainability of IBM Sustainability Software prior to her current role beginning in November 2021. At IBM, Ms. Shim oversees the growth, business development, venture, and partnership strategy, as well as leading IBM’s sustainability platform for technology. She also serves on IBM’s Artificial Intelligence Ethics Board and on the Environmental, Social and Governance (“ESG”) Executive Steering Committee. Prior to joining IBM, Ms. Shim was Managing Director and Head of New York for Palladium International, a global impact firm, from November 2017 through October 2021. From November 2012 until October 2017, Ms. Shim served in various leadership positions at Booz Allen Hamilton, including Director of Corporate and Growth Innovation Strategy. Ms. Shim previously was a senior targeting analyst with the Central Intelligence Agency in Washington D.C. from November 2007 through June 2010. Ms. Shim has also served as a board member and advisor to a number of fintech and climate technology startups, accelerators, and not-for-profits, as well as to Princeton University and Columbia University.

Ms. Shim has 18 years of experience in business, technology, and impact and therefore brings a unique lens to sustainability, ESG strategy and business growth. As she advises a variety of corporate and not-for-profit organizations about sustainability and responsible investing as it relates to innovation and growth, especially as it relates to operations and strategy, the Company can leverage her expertise and insight. We believe these experiences, qualifications, attributes and skills qualify her to serve as a member of our Board of Directors.

Larry Zarin, age 69, has been a Director of the Company since March 2009. Mr. Zarin was Senior Vice President and Chief Marketing Officer for Express Scripts, a Fortune 20 company, until his retirement in July 2013. He joined Express Scripts in 1996 and during his tenure, he had a leading role in the successful integration of the company’s numerous major acquisitions, including the $29.1 billion acquisition of Medco. Mr. Zarin was responsible for corporate communications and marketing and was a frequent speaker at industry conferences and events. Since stepping down from Express Scripts, Mr. Zarin has been consulting with select enterprises around marketing communications and the development of powerful and distinguishing narratives.

Mr. Zarin has extensive product and brand marketing and business leadership skills from his career at Express Scripts. He also has experience overseeing and integrating merger and acquisition transactions at an executive level. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Board Leadership Structure

Mr. J. McCann serves as both our Chairman of the Board and our Chief Executive Officer. The Board has no policy that requires the combination or separation of the roles of Chairman or Chief Executive Officer. The Board believes that Mr. J. McCann is the Director best suited to serve as Executive Chairman of the Board. As the founder of the Company, he is most familiar with the Company’s business and industry. He is uniquely situated to identify strategic priorities and to lead the Board in discussions regarding strategy and business planning and operations. In addition, his service on other public company boards of directors and their committees provide the Board with valuable board-level experience. The Company does not currently have a lead independent director.

Board Oversight of Risk Management

The Board of Directors, as a whole and through its committees, oversees the Company’s risk management process, including operational, financial, legal, strategic, marketing and brand reputation risks. The Board is responsible for overseeing the development and execution of the Company’s strategic plans and for understanding the associated risks and actions that management is taking to manage and mitigate those risks. The Company’s Board administers this oversight function and is assisted by its standing committees to address risks inherent in their respective areas of oversight, including existing and emerging strategic, operational, financial and reporting, succession and compensation, legal and compliance, cybersecurity and other risks, including those related to environmental and social matters such as climate change, human capital management, diversity, equity and inclusion, and community relations. The committees are responsible for monitoring and reporting to the full Board on risks associated with their respective areas of oversight. In connection with its oversight responsibilities, each Committee meets with the members of management who are primarily responsible for the management of risk in their respective areas, including, among others, the Chief Financial Officer, Chief Human Resources Officer, General Counsel, Chief Information Officer, and Controller.

The Audit Committee assists the Board in the oversight of the risk management process relating to the Company’s accounting and financial reporting processes, which includes overseeing our corporate accounting and financial monitoring and reporting practices, compliance with legal and regulatory audit requirements, and overseeing the quality and integrity of our financial reports.

The Nominating and Corporate Governance Committee assists the Board with its oversight of risks associated with Board composition, Board independence, succession planning, corporate governance and ESG matters. It also oversees and receives regular reports from, and provides direction to, management on our specific initiatives and goals related to sustainability and our other ESG initiatives.

The Compensation Committee reviews the risks arising from our compensation policies and practices and applicable to our executive officers and related to employee benefit programs, including our equity-based compensation for all employees.

The Technology and Cybersecurity Committee oversees risk management associated with the Company’s information technology use and protection, including data governance, privacy compliance and cybersecurity. Our Chief Information Officer also periodically updates the Board regarding the Company’s cybersecurity and data privacy risk mitigation plans.

The oversight responsibility of the Board and its committees is enabled by management reporting processes. The Board is guided by management presentations at Board meetings and throughout the fiscal year that serve to provide visibility to the Board about the identification, evaluation and management of risks the Company is facing as well as how to mitigate such risks.

Environmental and Social Initiatives

Over the past 45 years, we have helped our customers connect and build meaningful relationships with the important people in their lives. As we continue our customer journey, we are committed to operating in a way that is environmentally and socially responsible. We are engaged in a broad range of initiatives to help support a sustainable environment and have committed to promoting community, diversity, and inclusion.

Environmental Sustainability

We recognize our role as responsible corporate citizens and are taking steps to help provide a sustainable environment for future generations. We are continually exploring methods to promote sustainability in our supply chain through the responsible sourcing of our products and materials. For example, we practice responsible floral sourcing by sourcing our direct-ship flowers from farms that generally follow certified socially and environmentally responsible practices. In our own operations, we are also continuously looking for ways to promote sustainability. We employ sustainable agriculture practices in our orchards by limiting our use of chemical pesticides, leveraging wind machines for frost protection to reduce air pollution, and utilizing irrigation practices and technology that prioritize water efficiency. We have increased our use of denim insulation as packaging material across several of our food brands, decreasing our reliance on plastic. Our Obetz, Ohio and Melrose Park, Illinois distribution centers are 100% powered using renewable energy sources. In addition, we are in the process of researching and assessing certain of our other locations for energy-saving opportunities. We are also focused on decreasing our landfill waste every year by operating a robust recycling program for corrugate materials across multiple locations.

We are also engaged in a process to collect and analyze detailed operational data and advanced emissions factors to calculate our greenhouse gas emissions and are working toward an assessment of business relevant climate-related risks and opportunities that we intend to leverage to inform our sustainability strategy in the future.

We will continue to pursue a strong sustainability agenda to enable long-term value creation for our shareholders and drive impact across our operations and supply chain.

Social Responsibility

We support a culture of diversity, equity, and inclusion where our team members, customers, and partners feel respected, valued, and empowered. We believe that embracing diversity, and celebrating the uniqueness of every individual, makes us a better company. As a company, we are focused on diversity, equity, and inclusion to drive a collaborative, creative, and high-performance culture.

Our Chief Executive Officer and our leadership team on Diversity, Equity, and Inclusion (“DEI”) work internally to drive DEI initiatives across multiple workstreams with a focus on Employee Engagement, Recruitment and Attraction, and Business Strategy. Our company Employee Resource Groups (“ERGs”) offer welcoming, encouraging communities to support diverse populations across our family of brands. The ERGs not only offer an opportunity to network, but they also host events and activities to engage team members across the Company to help educate and inform. Current ERGs include Women & Allies, LGBTQ+ & Allies, Latinx & Allies, and African American/Black & Allies.

We also celebrate the many diverse small businesses within our BloomNet network through our BloomNet Diversity Program. Currently, over 20% of the florists in our network self-identify as businesses owned by minorities, veterans, women, members of the LGBTQ+ community, or those who are disabled. Being recognized as part of this program provides BloomNet members opportunities to share their story with customers through retail and social media marketing, as well as other communications materials.

Since 2007, the Company continues to direct monetary funds and in-kind donations to support various nonprofit organizations. We continue our longstanding support of the LGBTQ+ community through a partnership with the Points Foundation, donating and raising funds to underwrite scholarships for LGBTQ+ college students. Additionally, to combat food insecurity, the Company donates items year-round to food banks across the country and has partnered with hunger relief nonprofits to donate and raise funds to support their work. As part of our philanthropic initiatives, we are also proud to support Smile Farms®, a not-for-profit organization focused on creating meaningful employment opportunities for individuals with developmental disabilities.

As we look ahead, we believe our company has a strong environmental, social and governance (“ESG”) foundation. As we continue to assess and implement the Company’s ESG strategy, the Board of Directors receives periodic reports on our progress. We are committed to building ESG considerations into our overall business strategy. We will continue to focus on these initiatives and work to make a positive impact on our communities, our environment, and the world.

Information about the Board and its Committees

Each of our Directors, other than Messrs. James F. McCann and Christopher G. McCann, qualifies as an “independent director” as defined under the published listing requirements of the NASDAQ Stock Market. The NASDAQ independence definition includes a series of objective tests. For example, an independent director may not be employed by us and may not engage in certain types of business dealings with the Company. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent Director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In making these determinations, the Board reviewed and discussed information provided by the Directors and by the Company with regard to each Director’s business and personal activities as they may relate to the Company and the Company’s management. In addition, as required by NASDAQ rules, the Board determined that the members of the Audit Committee each qualify as “independent” under special standards established by NASDAQ and the SEC for members of audit committees. The Board does not have a formal policy with respect to diversity. The Board and the Nominating and Corporate Governance Committee believe that it is critical for the Directors to have varying points of view, with a broad spectrum of experience, education, skills, backgrounds, professional and life experience that, when viewed as the collective group, provide an ample blend of perspectives to allow the Board to fulfill its duties to the long-term interests of the Company’s stockholders.

The table below provides information regarding the diversity of our directors in terms of gender identity and demographic background:

Board Diversity Matrix (as of October 30, 2023)

	Female	Male
Gender Identity
Directors	4	7
Demographic Background
African American or Black	-	1
White	4	6

The table below provides membership and meeting information for each of the Board committees for Fiscal 2023.

Committee Membership:

Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Technology and Cybersecurity Committee
James F. McCann
Christopher G. McCann
Celia R. Brown		X*	X
James A. Cannavino	X			X*
Dina Colombo	X
Eugene F. DeMark	X*
Leonard J. Elmore			X*
Adam Hanft
Stephanie Redish Hofmann		X
Katherine Oliver**			X
Larry Zarin		X
Total Meetings in Fiscal 2023	8	5	4	***

*	Committee Chairperson
**	Ms. Oliver will not be standing for re-election.
***

The Technology and Cybersecurity Committee did not hold any standalone formal meetings during Fiscal 2023. The Technology and Cybersecurity Committee met in conjunction with the Audit Committee during formal Audit Committee meetings.

Audit Committee

The Audit Committee of the Board of Directors reports to the Board regarding the appointment of the Company’s independent registered public accountants, the scope and results of its annual audits, compliance with accounting and financial policies and management’s procedures and policies relative to the adequacy of internal accounting controls. The Company’s Board of Directors adopted a written charter for the Audit Committee, which outlines the responsibilities of the Audit Committee. A current copy of the charter of the Audit Committee is available on our website located at www.1800flowersinc.com under the Investor Relations section of the website.

Each member of the Audit Committee is “financially literate” as required by NASDAQ rules. The Audit Committee also includes at least one member, Eugene F. DeMark, who was determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules and to meet the qualifications of “financial sophistication” in accordance with NASDAQ rules. Stockholders should understand that these designations relate to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board.

Compensation Committee

The Compensation Committee of the Board of Directors establishes the Company’s compensation philosophy and makes a final determination on all forms of compensation to be provided to the Company’s Section 16 Officers (“Executive Officers”), including base salary and the provisions of the Sharing Success Program, under which annual incentive compensation may be awarded. In addition, the Compensation Committee administers the Company’s 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 15, 2020 (“2003 Plan”), under which stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents and other equity-based awards may be made to Directors, officers, employees of, and consultants to, the Company and its subsidiaries. The Board of Directors has authorized Mr. James F. McCann to review and make awards for all of the Company’s employees, other than its Executive Officers. The Compensation Committee also makes recommendations to the Board of Directors regarding Directors’ compensation. The Company’s Board of Directors adopted a written charter for the Compensation Committee, which outlines the responsibilities of the Compensation Committee. All of the members of the Company’s Compensation Committee are independent Directors and have never been employees of the Company. A current copy of the charter of the Compensation Committee is available on our web site located at www.1800flowersinc.com under the Investor Relations section of the website. See “Executive Compensation and Other Information — Compensation Discussion and Analysis” for additional information about the processes and procedures for determining our Executive Officers’ compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the oversight of the evaluation of the Board of Directors, including its size and composition; it reviews and reassesses the adequacy of corporate governance guidelines and practices and develops and recommends to the Board the Company’s corporate governance guidelines and practices; and identifies and evaluates individuals qualified to become Board members and recommends to the Board, Director nominees for election and re-election. The Nominating and Corporate Governance Committee will consider recommendations for prospective nominees for the Board from other members of the Board, management and others, including stockholders, and may employ third-party search firms. The Company’s Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee, which outlines the responsibilities of the Nominating and Corporate Governance Committee. All of the members of the Company’s Nominating and Corporate Governance Committee are independent Directors and have never been employees of the Company. A current copy of the charter of the Nominating and Corporate Governance Committee is available on our website located at www.1800flowersinc.com under the Investor Relations section of the website.

Technology and Cybersecurity Committee

The Technology and Cybersecurity Committee is responsible for the oversight of the Company’s policies and procedures intended to provide security, confidentiality, availability and integrity of the Company’s information, including with respect to data privacy and the Company’s compliance with applicable data privacy and cybersecurity laws and regulations. The Technology and Cybersecurity Committee also oversees the quality and effectiveness of the Company’s policies and procedures with respect to its information technology systems and provides oversight on the Company’s policies and procedures in preparation for responding to material incidents. The Company’s Board of Directors adopted a written charter for the Technology and Cybersecurity Committee, which outlines the responsibilities of the Technology and Cybersecurity Committee. The member of the Company’s Technology and Cybersecurity Committee is an independent director and has never been an employee of the Company.

Communication with Board of Directors

The Nominating and Corporate Governance Committee, on behalf of the Board, reviews letters from stockholders concerning the Company’s Annual Meeting of Stockholders and governance process, including recommendations of director candidates, and makes recommendations to the Board based on such communications. Stockholders can send communications to the Board and to the non-management Directors by mail in care of the Corporate Secretary at Two Jericho Plaza, Suite 200, Jericho, New York 11753, Attention: Michael R. Manley, and should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate Director or Directors for review. Any such unsolicited commercial solicitation or communication not forwarded to the appropriate Director or Directors will be available to any non-management Director who wishes to review it.

Attendance at Meetings

During Fiscal 2023, the Board of Directors held 6 meetings and acted by unanimous written consent on one occasion. During Fiscal 2023, all incumbent Directors attended at least 75% of the meetings of the Board of Directors and the meetings held by all committees of the Board of which they were a member. Messrs. J. McCann and C. McCann, and no other directors, attended last year’s Annual Meeting.

Director Resignation Policy

In an uncontested election of Directors at an annual meeting of stockholders, an incumbent Director nominee standing for election who receives more “withhold” votes than votes “for” his or her election (a “Majority Withhold Vote”) shall promptly (but no more than five (5) business days) following certification of the stockholder vote from the meeting at which the election occurred tender his or her written offer of resignation to the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors will promptly consider the Director’s offer of resignation and recommend to the Board of Directors whether to accept the resignation or reject it. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the stockholder vote.

In evaluating the Director’s resignation, each of the Nominating and Corporate Governance Committee and the Board of Directors may consider any and all factors they deem relevant, including (i) the perceived reasons for the Majority Withhold Vote, (ii) the qualifications and tenure of the Director, (iii) the Director’s past and expected future contributions to the Company, (iv) the overall composition of the Board of Directors and whether accepting the resignation would cause the Company to violate any applicable rule or regulation (including NASDAQ listing standards and federal securities laws) or any of its material agreements, and (v) whether the resignation would be in the best interests of the Company and its stockholders.

In determining what action to recommend or take regarding the Director’s resignation, each of the Nominating and Corporate Governance Committee and the Board of Directors may consider a range of alternatives as they deem appropriate, including (i) accepting the resignation, (ii) rejecting the resignation, (iii) rejecting the resignation to allow the Director to remain on the Board of Directors, but agreeing that the Director will not be nominated for re-election to the Board of Directors at the next election of Directors, (iv) deferring acceptance of the resignation until the Board of Directors can find a replacement Director with the necessary qualifications to fill the vacancy that accepting the resignation would create, or (v) deferring acceptance of the resignation if the Director can cure the underlying cause of the Majority Withhold Vote within a specified period of time (for example, if the Majority Withhold Vote were due to overboarding, by resigning from other companies’ boards).

Any Director who tenders his or her offer of resignation pursuant to this policy shall not participate in any deliberations or actions by the Nominating and Corporate Governance Committee or the Board of Directors regarding his or her resignation, but shall otherwise continue to serve as a Director during this period. If other Directors who are members of the Nominating and Corporate Governance Committee receive a Majority Withhold Vote in the same uncontested election of Directors, so that a quorum of the Nominating and Corporate Governance Committee cannot be achieved, then the other independent Directors on the Board of Directors who received more votes “for” or “in favor” than “withheld” in that election will consider and decide what action to take regarding the resignation of each Director who received a Majority Withhold Vote. If three (3) or fewer independent Directors on the Board of Directors did not receive a Majority Withhold Vote in the same election, then all independent Directors on the Board of Directors shall participate in deliberations and actions regarding Director resignations, except that no Director can participate in the vote on his or her own resignation.

Anti-Hedging Policy

We maintain a policy on insider trading that prohibits Directors, officers, and employees with nonpublic information, as well as their spouse, dependents, and any other person living in their household, from buying or selling financial instruments or derivatives, including but not limited to, puts and calls, that hedge or offset any change in the market value of the Common Stock, or otherwise engage in transactions that have or are designed to have the same effect. The policy on insider trading further restricts such persons from purchasing on margin or pledging Common Stock.

Compensation of Directors

Non-employee Directors were entitled to receive the following compensation during the fiscal year ended July 2, 2023:

●	An annual retainer of $30,000, payable in four equal installments.

●

An additional fee to the Chairpersons of the Board’s Committees for their services, payable in equal quarterly installments on each of the four regularly scheduled Board meetings during the fiscal year:

a)	Audit Committee Chairperson - $20,000

b)	Compensation Committee Chairperson - $10,000

c)	Nominating and Corporate Governance Committee Chairperson - $7,500, and

d)	Technology and Cybersecurity Committee Chairperson - $10,000

●

A grant of restricted Class A Common Stock with a value equal to $70,000. The actual number of shares is determined by the closing price of the shares on the date of the Annual Meeting (the “Grant Date”). No fractional shares of stock are awarded. These grants fully vest on the first anniversary of the Grant Date.

●	Any Director joining the Board, or becoming a Chairperson of one of the above Committees, following the Annual Meeting in a given year receives a pro-rata share of the compensation provided for above.

●	Board members are reimbursed for reasonable travel and lodging expenses associated with attendance at any Board or Committee meeting.

On October 3, 2023, the Board approved the following changes to non-employee Director compensation effective as of the 2023 Annual Meeting of Stockholders:

●	non-employee Directors’ annual retainer is increased from $30,000 to $50,000;

●	Compensation Committee Chairperson’s annual fee is increased from $10,000 to $15,000;

●	Nominating and Corporate Governance Committee Chairperson’s annual fee is increased from $7,500 to $10,000; and

●	the value of annual stock grants to non-employee Directors is increased from $70,000 to $75,000.

The following table includes information about compensation paid to our non-employee Directors for the fiscal year ended July 2, 2023:

	Fees Earned or Paid in	Stock	Option	Non-Equity Incentive Plan	Change in Pension Value and Nonqualified Deferred Compensation	All Other
	Cash (1)	Awards (2)	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Celia Brown	40,000	70,000	-	-	-	-	110,000
James A. Cannavino	40,000	70,000	-	-	-	-	110,000
Dina Colombo	30,000	70,000	-	-	-	-	100,000
Eugene F. DeMark	50,000	70,000	-	-	-	-	120,000
Leonard J. Elmore	37,500	70,000	-	-	-	-	107,500
Adam Hanft	30,000	70,000	-	-	-	-	100,000
Stephanie Redish Hofmann	30,000	70,000	-	-	-	-	100,000
Katherine Oliver (3)	30,000	70,000	-	-	-	-	100,000
Larry Zarin	30,000	70,000	-	-	-	-	100,000

(1)	Fees Earned or Paid in Cash combines the amounts paid as annual retainer and committee chairperson fees.

(2)

Stock awards reflect the aggregate grant date fair value of restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation.” The aggregate grant date fair value for restricted stock awards is calculated by multiplying the number of restricted stock awards by the closing market price of the Common Stock on the date the restricted stock awards are credited to a Director’s account. These award fair values have been determined based on the assumptions set forth in Note 13, “Stock Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2023.

Compensation information for James F. McCann and Christopher G. McCann, who are Directors, as well as Named Executive Officers of the Company for Fiscal 2023, is contained under the section titled “Executive Compensation and Other Information — Summary Compensation Table.”

(3)	Ms. Oliver will not be standing for re-election.

As of July 2, 2023, each non-employee Director of the Company held the following aggregate number of option awards and unvested stock awards:

	Unvested	Option
	Stock	Awards
	Awards	Outstanding
Name	(#)	(#)
Celia Brown	8,264	-
James Cannavino	8,264	-
Dina Colombo	8,264	-
Eugene F. DeMark	8,264	-
Leonard J. Elmore	8,264	-
Adam Hanft	8,264	-
Stephanie Redish Hofmann	8,264	-
Katherine Oliver	8,264	-
Larry Zarin	8,264	-

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following individuals were serving as Executive Officers of the Company on October 20, 2023:

Name	Age	Position with the Company

James F. McCann	72	Executive Chairman of the Board, Chief Executive Officer
Thomas G. Hartnett	60	President, 1-800-FLOWERS.COM, Inc.
William E. Shea	64	Senior Vice President, Treasurer and Chief Financial Officer
Michael R. Manley	57	Senior Vice President, General Counsel and Corporate Secretary
Arnold P. Leap	55	Chief Information Officer
Dinesh Popat	63	President, BloomNet
Joseph Rowland	54	Group President, Gourmet Foods & Gift Baskets

Information Concerning Executive Officers Who Are Not Directors

Thomas Hartnett has been the Company’s President since April 2022. Previously, he was the Company’s Group President of Consumer Floral and Gifts since August 2020, and the Company’s President of Consumer Floral from October 2013 through August 2020. Mr. Hartnett had previously served as the Company’s SVP and CFO of the Consumer Floral Brand since April 2010, and as the Company’s SVP and COO of the Consumer Floral Brand from June 2006 through April 2010. Prior to this role, Mr. Hartnett was Senior Vice President of Retail and Fulfillment from September 2000. Before holding these positions, Mr. Hartnett held various positions within the Company since joining in 1991, including Controller, Director of Store Operations, Vice President of Retail Operations and Vice President of Strategic Development. Prior to joining the Company, Mr. Hartnett was a certified public accountant with Ernst & Young LLP.

William E. Shea has been the Company’s Senior Vice President, Treasurer and Chief Financial Officer since September 2000. Before holding his current position, Mr. Shea was our Vice President of Finance and Corporate Controller after joining us in April 1996. From 1980 until joining us, Mr. Shea was a certified public accountant with Ernst & Young LLP.

Michael R. Manley has been the Company’s Senior Vice President, General Counsel and Corporate Secretary since July 2018. Mr. Manley previously was a partner at Venable, LLP, a top national law firm where he was also a member of the firm’s Corporate Group. Prior to Venable, Mr. Manley’s other experience included serving as General Counsel and Chief Compliance Officer of CION Investment Management, LLC, a registered investment advisor; Managing Director, Co-General Counsel, Chief Compliance Officer and/or Secretary for various entities at Plainfield Asset Management LLC; and President and General Counsel of PartMiner, Inc., a leading provider of procurement and information services to the electronics industry.

Arnold Leap has been the Company’s Chief Information Officer since November 2013. Mr. Leap served as the Executive Vice President and Chief Technology Officer for Direct Insite Corp. from November 2000 until joining the Company. Mr. Leap served in various positions with Direct Insite, including Executive Vice President, Channel Sales and Executive Vice President, Sales and Marketing. Mr. Leap’s background includes senior management positions with over 30 years’ experience in the technology sector.

Dinesh Popat has been the Company’s President of BloomNet since March 2019. Mr. Popat joined the Company from Prescriptive Insights, an insights and analytics firm, where he served as Chief Marketing Officer since January 2017. From 1984 to 2017, Mr. Popat served in various roles at Avon Products, including most recently as Chief Representative Officer.

Joseph Rowland has been the Company’s Group President, Gourmet Foods & Gift Baskets since July 2022. He joined the Company from Puritan’s Pride at The Bountiful Company, where he served as President. He also spent more than a decade at Bed Bath & Beyond, holding roles of increasing responsibility culminating with his leading the launch and providing ongoing management oversight of the company’s e-commerce channel, including its fulfillment, contact center and merchandising options.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

This section discusses compensation to our Fiscal 2023 “Named Executive Officers” or “NEOs”, which consist of our Chief Executive Officer, our Chief Financial Officer and our three next most highly compensated Executive Officers, as determined under SEC rules.

The Compensation Committee believes that the compensation programs for the Company’s NEOs, as well as all of its Executive Officers, should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual loyalty to the Company and contribution to the Company’s success. The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified Executive Officers through the competitive compensation packages it offers to such individuals.

The fundamental policy of the Compensation Committee is to provide the Company’s NEOs, as well as all of its Executive Officers, with competitive compensation opportunities based upon their contribution to the development and financial success of the Company. It is the Compensation Committee’s philosophy that a significant portion of each NEO and Executive Officer’s compensation should be contingent upon the Company’s financial performance. The Compensation Committee also acknowledges the importance of attracting and retaining talented, motivated and success-oriented Executive Officers who share our overall corporate philosophy and will enable our Company to achieve its short and long-term goals. Accordingly, the compensation package for each NEO and Executive Officer is primarily comprised of three elements: (i) base salary; (ii) annual incentives; and (iii) long-term incentive equity awards.

Guiding Principles

●	Growth – To create an atmosphere that encourages superior growth and performance of the Company while also offering personal and professional growth.

●	Teamwork – To encourage executives to work together effectively and efficiently so that Company goals can be fully realized.

●	Innovation – To encourage and reward creativity and innovation, including the development of new ideas and business opportunities for the Company.

●

Associate Development – To provide motivation for self-development and rewards for successfully training and developing the personnel under their supervision, thereby strengthening the internal pool of management and technical talent.

●	Market competitiveness – To offer a strong, comprehensive compensation package that will enable the Company to attract and retain qualified talent.

Setting Executive Compensation

We compete for senior executive talent with many leading companies. In order to stay competitive in the marketplace, a critical component of which is the recruitment and retention of executive talent, we periodically review the market competitiveness of our Executive Officer compensation programs. The Compensation Committee also reviews the Company’s recent historical compensation practices for its executives, and considers recommendations from the Chief Executive Officer regarding the compensation of his direct reports, who include the other NEOs. At our 2020 Annual Meeting, an advisory vote on executive compensation passed by an overwhelming majority. The Compensation Committee did not implement changes to the design of our executive compensation program as a result of the advisory vote.

Elements of Compensation

The Compensation Committee believes that we can maximize the effectiveness of our compensation program by ensuring that all program elements are working in concert to motivate and reward performance. The elements of our executive compensation program are detailed below, together with the principal factors that the Compensation Committee considers in reviewing the components of each Executive Officer’s compensation package. In general, for each compensation element, these factors include: the key role each Executive Officer performs for the Company; the benefit to the Company in assuring the retention of his or her services; the performance of the Company during the past fiscal year; the competitive market conditions for executive compensation; the executive’s prior year compensation; and the objective evaluation of the Executive Officer’s performance. The Compensation Committee may also, however, in its discretion, apply other factors with respect to executive compensation. We believe that our executive compensation program effectively strengthens the mutuality of interests between the Executive Officers and the Company’s stockholders, which results in greater Company performance.

Base Salary. The Compensation Committee views base salary as the assured element of compensation that permits income predictability. Subject to existing employment agreements, our objective is to set base salary levels at the competitive norm. However, individual salaries may be above or below the competitive norm to reflect the strategic role, experience, proficiency and performance of the executive. For example, incumbents who have been in their positions for a longer period of time, and whose performance is superior, may be paid above the competitive norm. In addition, in the case of seasoned executives with strategic value who are newly hired into the Company, it may be necessary to pay above the competitive norm in order to attract the best candidates to the Company.

The minimum base salaries for Messrs. J. McCann and C. McCann are primarily prescribed in their employment agreements (see below for description of the employment agreements in the “Narrative Disclosure to Summary Compensation Table”). Annual base salary increases for the NEOs and other Executive Officers are determined on the basis of the employment agreements (for Messrs. J. McCann, C. McCann), as well as the following factors: the performance of the executive versus job responsibilities; the relationship between current salary and the range for the executive’s level, ranges having been set in part based on the competitive norm in the industry; the average size of salary increase based upon the Company’s financial performance; and whether the responsibilities or criticality of the position of the incumbents have been changed during the preceding year. The weight given to each of these factors may differ from individual to individual as the Compensation Committee deems appropriate. Increases for Fiscal 2023 for Messrs. J. McCann, C. McCann, Shea, Hartnett and Rowland were 0%, 0%, 0%, 16.2% and 0%, respectively. The annual base salaries for Fiscal 2022 were adjusted to reflect a 53-week fiscal year, versus Fiscal 2023, which was a 52-week fiscal year. In April 2022, Mr. Hartnett was appointed as President of the Company, and his base salary was increased to $630,000. On July 4, 2022, Mr. Rowland was hired as Group President, Gourmet Foods & Gift Baskets with an annual base salary of $450,000.

Annual Incentive Award. Annual incentive awards play a significant role in the Company’s overall compensation package for its Executive Officers. The annual incentive award for the NEOs is based upon the Company’s financial performance and performance in respect of certain Strategic Initiatives. See “Compensation Discussion and Analysis — Sharing Success Program.” This balance supports the accomplishment of the Company’s overall financial objectives and rewards the individual contributions of our NEOs. Annual incentive awards for Executive Officers support the following company objectives:

●	Communication of important goals through performance targets that are aligned with business strategies.

●	Motivation for the entire management team to work together toward a common set of goals.

●	Rewarding executives on the basis of results achieved.

●	Delivering annual incentive opportunities and payments through a structured, performance driven, objective mechanism.

●	Delivering a competitive level of compensation that is fully competitive with industry practice.

●	Motivating executives to achieve ever higher levels of success.

●	Motivating executives to achieve Strategic Initiatives aligned with Company goals.

During Fiscal 2023, Mr. J. McCann was not eligible to receive annual incentive awards under the Company’s Sharing Success Program. Upon his appointment as Chief Executive Officer, Mr. J. McCann will be eligible to receive annual incentive awards under the Company’s Sharing Success Program for Fiscal 2024. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements.”

Sharing Success Program. The Sharing Success Program is intended to cover management positions, including the NEOs other than, prior to Fiscal 2024, Mr. J. McCann. Each eligible plan participant is assigned a target award (expressed as a percentage of base salary), which represents the level of incentive award the participant can expect to earn in the event all performance measures are achieved at 100% during the ensuing fiscal year. For each fiscal year, specific performance measures are established by the Compensation Committee that reflect the key strategic and business goals established by the business plan for that year. The following EBITDA, revenue and strategic initiatives measures were utilized in setting performance objectives for Fiscal 2023:

●

EBITDA, as used for purposes of the Sharing Success Program, is net income before interest, taxes, depreciation, amortization and stock-based compensation on a pre-bonus basis, adjusted to exclude the impact of acquisitions and dispositions completed during the fiscal year, not contemplated in the Company’s budget, as well as the impact of investment gains or losses on the Company’s non-qualified supplemental deferred compensation plan and certain other items affecting period-to-period comparability, including litigation settlements and transaction costs (“Plan EBITDA”).

●

Revenue target as used for purposes of the Sharing Success Program is defined as achieving or exceeding the Company’s annual budgeted target for overall Company revenue, adjusted to exclude the impact of acquisitions and dispositions completed during the fiscal year, not contemplated in the Company’s budget (“Plan Revenue”).

●

Strategic initiatives as used for purposes of the Sharing Success Program is defined as the achievement of certain strategic key performance indicators as a component of incentive compensation. The strategic initiatives apply only to certain senior level executives for the purpose of the Sharing Success Program and represents 25% of these individuals’ annual payment (“Strategic Initiatives”). Our Strategic Initiatives for Fiscal 2023 were designed to focus our senior management on driving organizational transformation, cost rationalization and continuous operational improvement.

The following table presents the NEOs’ targeted incentive award opportunity, as a percentage of their salary (“target award”), and the performance measures and relative weighting of their components for Fiscal 2023:

	Target Award	Weighting of Performance Measures
Name	(% of Salary)	EBITDA	Revenue	Strategic Initiatives	Subtotal

Christopher G. McCann	100.0%	75.0%	25.0%	n/a %	100.0%
Former Chief Executive Officer,
current Director (1)

William E. Shea	85.0%	60.0%	15.0%	25.0%	100.0%
Senior Vice President, Treasurer,
and Chief Financial Officer

James F. McCann (1)(2)	n/a	n/a	n/a	n/a	n/a
Executive Chairman, Chief Executive Officer

Thomas Hartnett	90.0%	60.0%	15.0%	25.0%	100.0%
President, 1-800-Flowers.com, Inc.

Joseph Rowland	65.0%	60.0%	15.0%	25.0%	100.0%
Group President, Gourmet Foods &
Gift Baskets

(1)	Mr. C. McCann served as Chief Executive Officer from June 2016 until July 2, 2023. Mr. J. McCann was appointed Chief Executive Officer as of July 3, 2023.
(2)

Under the Company’s employment agreement with Mr. J. McCann, he did not participate in the Company’s non-equity-based bonus program with respect to Fiscal 2023. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements”.

In Fiscal 2023, the weightings of performance measures were modified to afford 60% to Plan EBITDA, 15% to Plan Revenue, and 25% to Strategic Initiatives for certain senior level executives. For all other eligible NEOs, including the CEO, the weightings of performance measures were allocated 75% to Plan EBITDA and 25% to Plan Revenue.

When Company-wide actual results exceed or fall below target performance measures for Plan EBITDA and Plan Revenue, the components of the actual awards based on those measures are proportionately increased or decreased between the maximum and threshold award payments and the target payments for the EBITDA and Revenue components of the awards. Participants may earn a Company-wide bonus for the EBITDA and Revenue components if the threshold performance measures are met (defined as achievement of 90% of Company-wide Plan EBITDA and 95% of Company-wide Plan Revenue, resulting in a 50% pay-out of the Plan EBITDA and Plan Revenue target components, respectively). The Company-wide Plan Revenue bonus will not be paid if 90% of the Company-wide Plan EBITDA is not achieved. No participant may be paid an incentive award under the Sharing Success Program in excess of maximum (defined as achievement of 150% of Company-wide Plan EBITDA and 105% of Company-wide Plan Revenue, resulting in a 200% pay-out of the EBITDA and Revenue components of the target award), as presented in the table below.

EBITDA			Revenue
% Achievement of Performance Measures	Target Award Multiple		% Achievement of Performance Measures	Target Award Multiple
150.0% or above	200.0%	(max)	105.0% or above	200.0%	(max)
125.0%	150.0%		102.5%	150.0%
110.0%	125.0%		100.0%	100.0%
100.0%	100.0%		97.5%	75.0%
95.0%	75.0%		95.0%	50.0%
90.0%	50.0%		Below 95.0%	0.0%
Below 90.0%	0.0%

Award payments based on Strategic Initiatives are set at 100% of target for the Strategic Initiatives component (comprising 25% of the total target payment for certain senior level executives) for achievement of target metrics and may be increased or decreased in the discretion of the Compensation Committee between a minimum pay-out of 50% and a maximum pay-out of 200% of the target payment for performance above or below target under the Strategic Initiatives component of the award. Under the terms of the Sharing Success Program, in order to be eligible to receive a payout under the Strategic Initiatives measure, an 80% achievement of Plan EBITDA must also be attained. In addition, all participants must be actively employed as of the end of the fiscal year in order to qualify for the award.

For Fiscal 2023, the Company’s financial performance measures were a function of achieving specified Plan EBITDA and Plan Revenue targets and were as follows: Company-wide Plan EBITDA of $113.3 million (on a pre-bonus basis) and Company-wide Plan Revenue of $2,156.9 million.

The following table reflects the relationship of actual performance against the Company’s performance measures. The performance measures range from “threshold” (the minimum achievement level of the performance measure at which an executive may earn 50% of the target award) to “maximum” (the maximum achievement level of the performance measure at or above which an executive may earn 200% of the target award). The weighting of performance measures is applied to the Target Award Multiples to produce the executive’s cash bonus award.

	Performance/Payout Relationship ($’s in thousands)						Calculation of Target Award Earned
	Threshold		Target		Maximum			Target
Performance Metric	Performance Measures	Payout %	Performance Measures	Payout %	Performance Measures	Payout %	Actual Performance	Award Multiple

Company-wide Performance (1)
Adjusted EBITDA and Revenue Measures:
Adjusted EBITDA (pre-bonus)	$101,981	50.0%	$113,312	100.0%	$169,968	200.0%	$101,984	50.0%
Adjusted Revenue	$2,049,093	50.0%	$2,156,940	100.0%	$2,264,787	200.0%	$2,017,854	0.0%
Strategic Initiatives	(2)	50.0%	(2)	100.0%	$(2)	200.0%	(2)	(2)

(1)

Company-wide Adjusted EBITDA is determined on a pre-bonus basis, excluding: (i) the impact of acquisitions, (ii) stock-based compensation, (iii) nonqualified plan investment appreciation/depreciation, and (iv) certain items affecting period-to-period comparability, including litigation settlements and transaction costs. The Revenue Measure is determined excluding the impact of acquisitions.

(2)

Strategic Initiatives with respect to each of Messrs. Shea, Hartnett, and Rowland were based on individual performance and business objectives. Mr. Shea’s Strategic Initiatives were tied to achievement of specified operational cost saving targets. Based upon achievement levels in excess of target, Mr. Shea earned 100% of his Strategic Initiative target payout. Mr. Hartnett’s Strategic Initiatives were tied to driving organizational transformation, focused on cost rationalization and executive team alignment on operational and Company-wide strategic initiatives. Mr. Hartnett earned 75% of his Strategic Initiative target payout. Mr. Rowland’s Strategic Initiatives were tied to developing and implementing an operational excellence continuous improvement program, focused on creating customer value, while generating operational efficiency. Mr. Rowland earned 85% of his Strategic Initiative target payout.

During Fiscal 2023, the Company-wide actual EBITDA and actual Revenue award multiples were 50% and 0% of the target award, respectively. Additionally, Messrs. Shea, Hartnett and Rowland earned 100%, 75% and 85% of the target award, respectively, with respect to their Strategic Initiatives. The Company-wide actual award multiple for Fiscal 2022, 2021, 2020 and 2019, was 0%, 178.8%, 189.6% and 113.0% of the target award, respectively. See “Summary Compensation Table — Non-Equity Incentive Plan Compensation” for payout amounts for Fiscal 2023, 2022 and 2021.

Beginning in Fiscal 2024, in light of Mr. J. McCann’s appointment to the position of Chief Executive Officer, he will become a participant in the Company’s Sharing Success Program with his target award equal to 100% of his base salary. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements”.

Long-Term Incentive Equity Awards. In order to structure a long-term incentive program for the Company’s Executive Officers that would tie a significant portion of their compensation to the profitability of the Company, the Compensation Committee utilizes long-term incentive equity awards. These awards are designed to increase the alignment of the interests of each Executive Officer with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company.

The grant of an award is set at a level intended to create a meaningful incentive based in part on the Executive Officer’s current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, and the individual’s personal performance in recent periods. The Compensation Committee also takes into account the number and value of awards held by the Executive Officer in order to maintain an appropriate level of incentive for that individual. The Compensation Committee has the authority to review extraordinary events that impact the Company’s performance and may adjust the calculation of the number of shares earned under an award by taking into account the effect of any such extraordinary events. The Compensation Committee did not make any such adjustments for Fiscal 2023.

For Fiscal 2023, the Compensation Committee determined, in consultation with its independent compensation consultant, to grant equity awards to management level employees, each comprising 30% restricted stock and 70% stock options. These awards were granted November 8, 2022, and vest ratably over three years of continued employment. The composition, vesting requirements, and amounts of these awards reflect the Compensation Committee’s consideration of prevailing industry practices and intention to align management with stockholder interest in the long-term growth of the Company, as well as address employee retention concerns.

In order to create additional incentives and reward the Company’s Executive Officers for achievement of sustained double-digit top-line growth, the Compensation Committee had consulted with its independent compensation consultant to introduce a supplemental long-term incentive program and grant one-time awards under the program in Fiscal 2022. The consultant considered an analysis of competitive compensation practices and the Company’s revenue projections at the time the awards were granted. The Compensation Committee approved one-time awards under the program for NEOs other than Mr. J. McCann and Mr. Rowland with a grant date of November 2, 2021, consisting of performance shares with a three-year performance period commencing with Fiscal 2022. The shares earned under the awards during the performance period vest in equal installments subject to the executive’s continued employment with the Company on the fourth and fifth anniversaries of the date of grant. The number of shares that may be earned under the awards during the performance period is based on achievement of three-year compound annual growth in revenue (CAGR), with 50%, 100% and 200% of the target shares, respectively, earned for achievement of three-year CAGR of 12%, 15% and 20%, relative to Fiscal 2021. Based on Fiscal 2022 and 2023 performance and current revenue projections for future years, threshold performance required to earn the minimum number of shares under the awards is not expected to be achieved.

Executive Benefits

The Company’s NEOs are eligible for the same level and offering of benefits made available to other employees, including our 401(k) Profit Sharing Plan (which includes a discretionary annual Company contribution), health care plan and other welfare benefit programs. We do not currently maintain any qualified or nonqualified defined benefit pension plans or nonqualified deferred compensation plans for our NEOs, except for the Nonqualified Supplemental Deferred Compensation Plan discussed below.

During Fiscal 2023, the Company offered a Nonqualified Supplemental Deferred Compensation Plan for certain executives. Participants can defer from 1% up to a maximum of 100% of salary and performance and non-performance-based bonuses. Participant contributions are self-directed, and notionally invested in mutual funds, the values of which are measured using quoted market prices. Distributions are made to participants upon termination of employment or death in a lump sum, unless installments are selected. See “Nonqualified Deferred Compensation” for information about the NEOs’ account balances under the Plan.

Perquisites

We do not routinely provide any significant perquisites to our NEOs. Except for Messrs. J. McCann’s and C. McCann’s perquisites, which are disclosed in the Summary Compensation Table, the value of perquisites to each other NEO in Fiscal 2023 did not exceed $10,000.

Severance/Change of Control

We do not maintain any severance or change of control plans or agreements. However, pursuant to the terms of employment agreements and incentive plans, certain NEOs are eligible to receive severance and other benefits in the case of certain termination events and in the case of a change of control. See “Potential Payments upon Termination and Change of Control” below.

Executive Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines for certain of the Company’s executives, including the NEOs, to further align the interests and actions of the executives with the interests of the Company’s stockholders. The ownership guidelines are based on each executive owning a number of shares with a total market value equal to a multiple of five times the executive’s base salary in the case of the Messrs. J. McCann and C. McCann and two times the executive’s base salary in the case of the other NEOs as determined in accordance with the ownership guidelines. Qualifying shares for purposes of the ownership guidelines include shares acquired on the open market or by the exercise of stock options or pursuant to the 2003 Plan, restricted stock and restricted stock units, deferred stock units and shares owned in a trust or by a spouse and/or minor children, and shares subject to the executive’s vested and unvested stock options. The executives are required to achieve the share ownership under the guidelines within the later of five years from the date of hire or three years after the executive becomes subject to the guidelines.

Clawback Policy

The Board of Directors has adopted a clawback policy that provides for the recoupment of the excess incentive compensation paid to Executive Officers, including the Named Executive Officers, in the event of an accounting restatement due to material noncompliance with financial reporting requirements in accordance with Nasdaq listing standards and Exchange Act Rule 10D-1. The policy applies to compensation that is granted, earned, or vested based in whole or in part upon the attainment of a financial reporting measure and provides for the reimbursement or forfeiture by the Executive Officer of the excess portion of the compensation received by the Executive Officers during the three preceding fiscal years.

Management’s Role in Setting Executive Compensation

Although the Compensation Committee establishes the Company’s compensation philosophy and makes the final determinations on all compensation paid to our Executive Officers, the Chief Executive Officer works closely with the Chief Human Resources Officer to develop compensation programs and policies and make recommendations for approval by the Compensation Committee regarding annual adjustments to other Executive Officers’ salaries and incentive award opportunities.

Role of Compensation Consultant

The Compensation Committee has retained the services of Pearl Meyer to provide specialized information and targeted research, including advising on market compensation data for base salary, bonus targets and long-term incentives, assisting in the design of annual and long-term incentive programs, and advising on CEO and Executive Chairman compensation. Pearl Meyer did not perform any other services for the Company.

Compensation Deductibility Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally places a limit of $1 million on the amount of compensation a public company can deduct in any year for each of its “covered employees” (which, under current law, includes the current and certain former Named Executive Officers). Although the Compensation Committee takes into account the deductibility of compensation as a factor in determining executive compensation, the Compensation Committee believes that its primary responsibility is to provide a compensation program that is designed to attract, retain and reward the executive talent necessary to the success of the Company. Accordingly, the Compensation Committee has retained the discretion to approve compensation that is not deductible under Section 162(m).

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in the Company’s filings pursuant to the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in such filings.

Compensation Committee

Celia R. Brown, Chairperson
Stephanie Redish Hofmann
Larry Zarin

Notwithstanding any SEC filing by the Company that includes or incorporates by reference other commission filings in their entirety, this Compensation Committee Report shall not be deemed to be “filed” with the SEC, except as specifically provided otherwise therein.

SUMMARY COMPENSATION TABLE

Set forth below is summary compensation information for each person who was: (1) at any time during Fiscal 2023, our Chief Executive Officer or Chief Financial Officer, and (2) at July 2, 2023, one of our three most highly compensated Executive Officers, other than the Chief Executive Officer and the Chief Financial Officer.

					Non-Equity
					Incentive Plan	All Other
		Salary	Stock	Option	Compensation	Compensation
		(1)	Awards (2)	Awards (3)	(4)	(5)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

Christopher G. McCann	2023	775,000	363,383	1,015,909	290,625	46,330	2,491,246
Former Chief Executive Officer,	2022	789,904	4,000,026	-	-	28,255	4,818,185
current Director (6)	2021	775,000	968,750	-	1,385,700	28,255	3,157,705

William E. Shea	2023	550,000	247,572	692,130	257,125	750	1,747,577
Senior Vice President, Treasurer,	2022	560,577	960,025	-	-	750	1,521,352
and Chief Financial Officer	2021	550,000	632,500	-	786,720	750	1,969,970

James F. McCann	2023	975,000	274,296	766,849	-	1,023,420	3,039,565
Executive Chairman, Chief	2022	993,750	731,250	-	-	1,004,055	2,729,055
Executive Officer (6)	2021	975,000	5,731,250	-	-	1,002,504	7,708,754

Thomas Hartnett	2023	630,000	283,582	792,801	276,413	750	1,983,546
President, 1-800-Flowers.com,	2022	554,231	1,562,485	-	-	750	2,117,466
Inc.	2021	497,404	810,875	-	715,200	750	2,024,229

Joseph Rowland (7)	2023	448,270	359,722	306,740	149,906	750	1,265,388
Group President, Gourmet Foods
& Gift Baskets

(1)

The Company’s fiscal year is a 52-or 53-week period ending on the Sunday nearest to June 30. Fiscal year 2023, which ended on July 2, 2023, consisted of 52 weeks. Fiscal years 2022 and 2021, which ended on July 3, 3022 and June 27, 2021, consisted of 53 and 52 weeks, respectively.

(2)

This column shows the aggregate grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation,” for all time and performance-based share awards granted in fiscal years 2023, 2022 and 2021. These award fair values have been determined based on the assumptions set forth in Note 13, “Stock Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2023. For Fiscal 2023, all stock awards reported in this column are time-vested restricted stock awards. In Fiscal 2022, there were two performance-based equity incentive awards, an annual Fiscal 2022 performance-based award and a supplemental three-year performance award (Fiscal 2022 through Fiscal 2024). The Company-wide threshold equity plan performance measures associated with the annual Fiscal 2022 performance-based equity award were not achieved, and therefore, no equity shares related to Fiscal 2022 performance under this program were earned, and therefore, no related compensation expense was recorded. In addition, based upon performance in Fiscal 2022 and Fiscal 2023, the supplemental three-year Company-wide threshold equity plan performance measures are not expected to be achieved, and therefore, no equity shares related to this grant are expected to be earned, and no related compensation expense was recorded. In Fiscal 2021, the performance-based award resulted in a pay-out of 100%.

(3)

This column shows the aggregate grant date fair value in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation,” for stock option awards granted in Fiscal 2023. The award fair value has been determined based on the assumptions set forth in Note 13, “Stock Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2023.

(4)

Non-Equity Incentive Plan Compensation represents cash bonuses described under “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Incentive and Sharing Success Program.” Where applicable, the annual cash bonuses for operating performances related to, and recorded as compensation expense during Fiscal 2023, 2022 and 2021, were paid during the first quarter of the following respective years. The payout ratio was 37.5% for Mr. C. McCann, 55.0% for Mr. Shea, 48.8% for Mr. Hartnett and 51.3% for Mr. Rowland of the target awards during Fiscal 2023. The payout ratio was 0% and 178.8% of the target awards for all NEOs during Fiscal 2022 and Fiscal 2021, respectively.

(5)

Other annual compensation consists of the Company’s contribution to a Qualified 401(k) Plan ($750 in Fiscal 2023, Fiscal 2022, and Fiscal 2021). Messrs. J. McCann and C. McCann’s other annual compensation, in the form of perquisites and other personal benefits, includes the personal use of a company car, which is calculated by allocating the costs of operating the car between personal and business use, on the basis of miles driven for personal use to total miles driven. In addition, in accordance with Mr. J. McCann’s employment agreement dated October 4, 2016, Mr. J McCann was not eligible to participate in the Company’s non-equity based bonus program for Fiscal 2023, 2022 or 2021, but, on an annual basis for those years, the Company credited an amount equal to Mr. J. McCann’s base salary, which in each of Fiscal 2023, 2022 and 2021, amounted to $975,000, to his retirement account under the Company’s Nonqualified Supplemental Deferred Compensation Plan. Such amounts are included within all other compensation.

(6)	Mr. C. McCann served as Chief Executive Officer from June 2016 until July 2, 2023. Mr. J. McCann was appointed Chief Executive Officer as of July 3, 2023.

(7)	Mr. Rowland joined the Company on July 5, 2022.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs for the fiscal year ended July 2, 2023. The compensation plans under which the grants in the following table were made are described in the Compensation Discussion and Analysis section above.

							All Other	All Other
							Stock Awards:	Option Awards:	Exercise or	Grant Date
				Estimated Future Payouts			Number of	Number of	Base	Fair Value
				Under Non-Equity Incentive			Shares of	Securities	Price of	of Stock
				Plan Awards			Stock or	Underlying	Option	and Option
		Grant	Approval	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name		Date	Date (1)	($)	($)	($)	(#)	(#)	($/Sh)	($)

Christopher G. McCann	(2)			290,625	775,000	1,550,000
Former Chief Executive Officer,	(3)	11/8/2022	10/26/2022					198,002	8.59	1,015,909
current Director	(4)	11/8/2022	10/26/2022				42,303			363,383

William E. Shea	(2)			58,438	467,500	935,000
Senior Vice President, Treasurer,	(3)	11/8/2022	10/26/2022					134,897	8.59	692,130
and Chief Financial Officer	(4)	11/8/2022	10/26/2022				28,821			247,572

James F. McCann	(5)			-	-	-
Executive Chairman,	(3)	11/8/2022	10/26/2022					149,460	8.59	766,849
Chief Executive Officer	(4)	11/8/2022	10/26/2022				31,932			274,296

Thomas Hartnett	(2)			70,875	567,000	1,134,000
President, 1-800-Flowers.com,	(3)	11/8/2022	10/26/2022					154,518	8.59	792,801
Inc.	(4)	11/8/2022	10/26/2022				33,013			283,582

Joseph Rowland	(2)			36,563	292,500	585,000
Group President,	(3)	11/8/2022	10/26/2022					59,784	8.59	306,740
Gourmet Foods &	(4)	11/8/2022	10/26/2022				12,773			109,720
Gift Baskets	(6)	9/7/2022	6/29/2022				36,711			250,002

(1)

Equity awards are determined by the Compensation Committee and approved by the Board of Directors, during a meeting, or by written action without a meeting, on or prior to the date of the grant. Pursuant to the guidelines adopted by the Compensation Committee, the grant date is the third business day after the date of the Company’s public disclosure of quarterly financial information (the “grant date”).

(2)

The amounts in this row represent the threshold, target and maximum payout under the annual incentive award administered through the Company’s Sharing Success Program for Fiscal 2023, as approved by the Board of Directors, and as described in the Compensation Discussion and Analysis section. Payout of the annual performance cash incentive, where applicable, was made in September of Fiscal 2024 and is reflected in the Non-Equity Incentive Plan Compensation Column of the Fiscal 2023 Summary Compensation Table above. See “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Incentive and Sharing Success Program”.

(3)

The amounts in this row represent stock options granted under the Company’s long-term incentive equity awards program as described in the Compensation Discussion and Analysis section. These options have a term of ten years from the grant date and vest at a rate of one-third at the completion of each year of service following the November 8, 2022 grant date. The exercise price of the stock options is the opening price of the Company’s Class A Common Stock on the grant date. The last column of this row represents the grant date fair value of the stock options, computed in accordance with FASB ASC 718. See Note 13, “Stock Based Compensation,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for a description of the methodology and assumptions used in the valuations.

(4)

The amounts in this row represent time-based awards granted under the Company’s long-term incentive equity awards program as described in the Compensation Discussion and Analysis section. These awards vest at a rate of one-third at the completion of each year of service following the grant date. The last column of this row represents the grant date fair value of the restricted stock, computed in accordance with FASB ASC 718.

(5)

Under the Company’s employment agreement with Mr. J. McCann, he did not participate in the Company’s non-equity-based bonus program with respect to Fiscal 2023 as discussed under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements” below.

(6)

The amounts in this row represent time-based awards granted to Mr. Rowland in conjunction with his hiring. Subject to continued employment, the restricted shares will cliff vest three years from the date of grant. The last column of this row represents the grant date fair value of the restricted stock, computed in accordance with FASB ASC 718.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

On October 4, 2016, the Company entered into an employment agreement with Mr. J. McCann (the “JM 2016 Agreement”). Under the JM 2016 Agreement, Mr. J. McCann became the Executive Chairman of the Board, earns an annual salary of $975,000 and his annual target long-term incentive award value is 75% of his salary in the form of equity awards under the 2003 Plan. As provided in the JM 2016 Agreement, Mr. J. McCann was not eligible to participate in the Company’s annual bonus program and the Company annually credited an annual amount equal to Mr. J. McCann’s base salary under the Company’s Nonqualified Supplemental Deferred Compensation Plan for the period through Fiscal 2023. Effective July 3, 2023, the Board appointed Mr. J. McCann, to the position of Chief Executive Officer of the Company. Effective with his appointment as Chief Executive Officer, Mr. J. McCann receives additional cash compensation equal to $1,000,000 per annum. In addition, in lieu of the annual contribution under the Company’s Nonqualified Supplemental Deferred Compensation Plan as provided in the JM 2016 Agreement, Mr. J. McCann has become a participant in the Company’s Sharing Success Plan with his annual bonus target equal to 100% of his base salary, in each case commencing with Fiscal 2024. Other than with respect to the applicable provisions of the JM 2016 Agreement regarding his additional position as Chief Executive Officer and compensation, all other terms and conditions of the JM 2016 Agreement continue in effect.

On October 4, 2016, the Company entered into an employment agreement with Mr. C. McCann (the “CM 2016 Agreement” and together with the JM 2016 Agreement, the “2016 Agreements”). Under the CM 2016 Agreement, Mr. C. McCann became Chief Executive Officer (in addition to President and Director) of the Company, he is entitled to a minimum annual salary of $775,000, his target annual bonus is 100% of his salary and his target annual long-term incentive award value under the 2003 Plan is equal to 90% of his salary in the form of performance restricted shares. Effective July 2, 2018, the target annual long-term incentive award value for Mr. C. McCann under the 2003 Plan was modified to 150% of his salary. On June 29, 2023, Mr. C. McCann resigned from his position as Chief Executive Officer of the Company, effective July 3, 2023, and is taking a leave of absence. During his leave of absence, Mr. C. McCann continues to serve as a Board member of the Company, and to serve on the board and as an officer of various subsidiaries of the Company, and continues to be an employee of the Company with the base salary, compensation and benefits specified in the CM 2016 Agreement, as modified. Other than with respect to the applicable provisions of section 3 of the CM 2016 Agreement regarding his position, all other terms and conditions of the CM 2016 Agreement continue in effect.

Under the 2016 Agreements, Messrs. J. McCann and C. McCann agreed to extend the period during which they are each restricted from participating in a business competitive to the Company to a period of two years after a voluntary resignation or termination for good cause. Each of these executives is also bound by non-solicitation and confidentiality provisions, which prohibit the executive from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth summary information regarding the outstanding equity awards at July 2, 2023 granted to each of the Company’s Named Executive Officers.

	Option Awards			Stock Awards
								Equity Incentive
								Plan
								Awards:
							Equity	Market or
							Incentive	Payout
				Number		Market	Plan Awards:	Value of
				of		Value	Number of	Unearned
	Number of			Shares or		of Shares	Unearned	Shares,
	Securities			Units of		or	Shares, Units	Units
	Underlying			Stock		Units of	or Other	or Other
	Unexercised	Option		That		Stock That	Rights That	Rights That
	Options	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	Unexercisable	Price	Expiration	Vested		Vested (1)	Vested	Vested (1)
Name	(#)	($/Opt)	Date	(#)		($)	(#)	($)
	Stock Options			Restricted Stock			Performance Awards
Christopher G. McCann	198,002 (2)	8.59	11/8/2032
Former Chief Executive				42,303	(3)	329,963
Officer, current Director							46,832 (4)	365,286
				15,472	(5)	120,682

William E. Shea	134,897 (2)	8.59	11/8/2032
Senior Vice President and				28,821	(3)	224,804
Chief Financial Officer							4,684 (4)	36,531
				10,102	(5)	78,796

James F. McCann	149,460 (2)	8.59	11/8/2032
Executive Chairman,				31,932	(3)	249,070
Chief Executive Officer				149,611	(6)	1,166,966
				11,679	(5)	91,096

Thomas Hartnett	154,518 (2)	8.59	11/8/2032
President				33,013	(3)	257,501
				60,778	(7)	474,068
							3,903 (4)	30,443
				8,784	(3)	68,515
				12,500	(8)	97,500

Joseph Rowland	59,784 (2)	8.59	11/8/2032
Group President, Gourmet Foods				12,773	(3)	99,629
& Gift Baskets				36,711	(9)	286,346

(1)	Market value is based on the closing price of 1-800-Flowers.com, Inc.’s Class A Common Stock of $7.80 on June 30, 2023.

(2)

Represents equity awards under the Company’s Long-Term Incentive Equity Awards program. Options vest at a rate of one-third at the completion of each year of service following the November 8, 2022 grant date.

(3)

Represents equity awards under the Company’s Long-Term Incentive Equity Awards program. These restricted shares vest at a rate of one-third at the completion of each year of service following the November 8, 2022 grant date.

(4)

Amounts shown relate to Fiscal 2022 awards under the Company’s supplemental long-term incentive equity awards program, and represent the threshold number of performance shares that could be earned if the Company achieves its threshold revenue CAGR over the three-year period including Fiscal 2022 through Fiscal 2024. Actual shares earned can range from 0-200% of the target amount. At the Company’s projected revenue level, approximately 0% of the targeted award is expected to be achieved. See “Compensation Discussion and Analysis — Long Term Incentive Equity Awards.”

(5)

Amounts shown represent performance shares that were earned in Fiscal 2021 under the Company’s Long-Term Incentive Equity Awards program, based upon achievement of targeted financial performance during Fiscal 2021. See “Compensation Discussion and Analysis — Long Term Incentive Equity Awards.” These restricted shares vest at a rate of one-third at the completion of each year of service following the November 3, 2020 grant date.

(6)

Represents equity awards under the Company’s Long-Term Incentive Equity Awards program. These restricted share awards cliff vest upon the earlier to occur of: (i) the tenth anniversary following the May 4, 2021 grant date, (ii) the termination of service of Mr. J. McCann due to his death or permanent disability (as defined in the restricted share agreement); or (iii) Mr. J. McCann no longer serving as Executive Chairman as a result of a Change of Control (as defined in the Plan).

(7)

Represents equity awards under the Company’s Long-Term Incentive Equity Awards program. These restricted share awards cliff vest at the completion of three years of service following the May 3, 2022 grant date.

(8)

Represents equity awards under the Company’s Long-Term Incentive Equity Awards program. These restricted share awards cliff vest at the completion of three years of service following the November 3, 2020 grant date.

(9)

Represents equity awards under the Company’s Long-Term Incentive Equity Awards program. These restricted share awards cliff vest at the completion of three years of service following the September 7, 2022 grant date.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth all stock option exercises and vesting of stock awards for each of the Company’s Named Executive Officers during the fiscal year ended July 2, 2023.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Name	(#)	($)

Christopher G. McCann	40,255	338,982
Former Chief Executive Officer,
current Director

William E. Shea	24,172	203,193
Senior Vice President, Treasurer and
Chief Financial Officer

James F. McCann	30,385	255,868
Executive Chairman, Chief Executive Officer

Thomas Hartnett	44,951	382,264
President, 1-800-Flowers.com, Inc.

Joseph Rowland	-	-
Group President, Gourmet Foods
& Gift Baskets

(1)	The value realized on vesting equals the market value of 1-800-Flowers.com, Inc.’s Class A Common Stock on the vesting date, multiplied by the number of shares that vested.

EQUITY COMPENSATION PLAN INFORMATION

The following table displays certain information regarding our equity compensation plans at July 2, 2023.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,285,608	$8.59	481,157
Equity compensation plans not approved by security holders	-	-	-
Total	2,285,608	$8.59	481,157

Securities set forth under “Equity compensation plans approved by security holders” are to be issued, or available for issuance, under the 2003 Plan.

NONQUALIFIED DEFERRED COMPENSATION

During Fiscal 2023, the Company offered a Nonqualified Supplemental Deferred Compensation Plan for certain executives. Participants can defer from 1% up to a maximum of 100% of salary and performance and non-performance-based bonuses. Participant contributions are self-directed, and notionally invested in mutual funds, the values of which are measured using quoted market prices. Distributions are made to participants upon termination of employment or death in a lump sum, unless installments are selected.

				Aggregate	Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Balance
	Contributions	Contributions	Earnings	Distributions	at Last
	in Last FY	in Last FY (1)	in Last FY	in Last FY	FYE(1)
Name	($)	($)	($)	($)	($)

Christopher G. McCann	152,762		247,970		1,994,161
Former Chief Executive Officer,
current Director

William E. Shea	94,627		83,680		812,885
Senior Vice President, Treasurer and
Chief Financial Officer

James F. McCann	908,025	943,463	2,659,346	(758,060)	16,783,796
Executive Chairman, Chief Executive Officer

Thomas Hartnett	150,937		26,827		779,791
President, 1-800-Flowers.com, Inc.

Joseph Rowland	-	-	-	-	-
Group President, Gourmet Foods &
Gift Baskets

(1)

Contributions made by the Company and NEOs are reported as NEO compensation in the Summary Compensation Table. The registrant contribution for Mr. J. McCann was recorded as compensation expense during Fiscal 2023, and is included in both the Registrant Contributions and the Aggregate Balance at Last FYE in the table above, but was paid into the Nonqualified Supplemental Deferred Compensation Plan during the first quarter of fiscal year 2024. The amount in the Aggregate Balance at Last FYE column includes $1,660,000 for Mr. C. McCann, $641,000 for Mr. Shea, $12,121,000 for Mr. J. McCann, $696,000 for Mr. Hartnett and $0 for Mr. Rowland, in each case, that was reported as compensation for the NEO in the Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE OF CONTROL

The Company does not have a formalized severance policy. In accordance with the 2003 Plan, in the event of a Change of Control, as defined in the 2003 Plan, all outstanding Awards, pursuant to which a Participant may have rights the exercise of which is restricted or limited, shall automatically become fully exercisable immediately prior to the time of the Change of Control and all performance criteria and other conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the Change of Control so that the shares of stock subject to the Award will be entitled to participate in the Change of Control transaction.

In addition, as disclosed in “Potential Payments Upon Termination and Change of Control — Employment Agreements”, certain executives within the Company have individual employment agreements that contain negotiated provisions that trigger payments or provision of benefits upon termination. Payment and benefit levels under the various circumstances that trigger payments or provision of benefits upon termination for Messrs. James McCann and Christopher McCann were calculated and presented in accordance with the provisions of their respective employment agreements. For Fiscal 2023, potential payments under the circumstances triggered upon termination or change of control did not have a material impact on the Compensation Committee’s evaluation of all other elements of compensation or total compensation.

The following table sets forth the potential payments to our NEOs under existing agreements, plans or arrangements, for various scenarios involving a change of control or termination of employment, assuming a June 30, 2023 termination date and change of control date, as applicable, and using the closing price of the Company’s Class A Common Stock on June 30, 2023, the business day immediately preceding the last day of our fiscal year ($7.80). Pursuant to the terms of the Sharing Success Program, the amounts shown do not include the Non-Equity Incentive Plan Awards that were earned as of June 30, 2023. The amounts shown also do not include account balances under the Company’s Nonqualified Supplemental Deferred Compensation Plan reported under “Nonqualified Deferred Compensation” above. The exact amount of payments and benefits that would be provided can only be determined at the actual time of the NEO’s separation from the Company or, if applicable, a change of control.

Christopher G. McCann

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Termination Without Cause/ Resignation for Good Reason (per Employment Agreement)	Death/ Disability

Lump sum cash severance payment (1)	$4,875,000	$4,875,000	$-
Intrinsic value of accelerated unvested stock options (2)	-	-	-
Accelerated vesting of restricted shares (3)	450,645	-	450,645
Accelerated vesting of performance shares (4)	365,286	-	386,286
Continuing health and welfare benefits for five years (5)	123,265	123,265	-
Total	$5,814,196	$4,998,265	$815,931

William E. Shea

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Termination Without Cause	Death/ Disability

Lump sum cash severance payment (6)	$550,000	$550,000	$-
Intrinsic value of accelerated unvested stock options (2)	-	-	-
Accelerated vesting of restricted shares (3)	303,599	-	303,599
Accelerated vesting of performance shares (4)	36,531	-	36,531
Continuing health and welfare benefits (5)	-	-	-
Total	$890,131	$550,000	$340,131

James F. McCann

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Termination Without Cause/ Resignation for Good Reason (per Employment Agreement)	Death/ Disability

Lump sum cash severance payment (7)	$7,375,000	$7,375,000	$-
Intrinsic value of accelerated unvested stock options (2)	-	-	-
Accelerated vesting of restricted shares (3)	1,507,132	-	1,507,132
Accelerated vesting of performance shares (4)	-	-	-
Continuing health and welfare benefits for five years (5)	123,265	123,265	-
Total	$9,005,397	$7,498,265	$1,507,132

Thomas Hartnett

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Termination Without Cause	Death/ Disability

Lump sum cash severance payment (8)	$630,000	$630,000	$-
Intrinsic value of accelerated unvested stock options (2)	-	-	-
Accelerated vesting of restricted shares (3)	897,585	-	897,585
Accelerated vesting of performance shares (4)	30,443	-	30,443
Continuing health and welfare benefits (5)	-	-	-
Total	$1,558,028	$630,000	$928,028

Joseph Rowland

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Termination Without Cause	Death/ Disability

Lump sum cash severance payment (9)	$17,308	$17,308	$-
Intrinsic value of accelerated unvested stock options (2)	-	-	-
Accelerated vesting of restricted shares (3)	385,975	-	385,975
Accelerated vesting of performance shares (4)	-	-	-
Continuing health and welfare benefits (5)	-	-	-
Total	$403,283	$17,308	$385,975

(1)

Mr. Christopher McCann is entitled to severance pursuant to his employment agreement which entitles him to $1,000,000, plus the base salary payable to him for the then remaining duration of the term of his contract. As of June 30, 2023, Mr. McCann’s base salary was $775,000, and his employment agreement provided for a remaining term of five years.

(2)

Represents the intrinsic value of accelerated unvested stock options. Intrinsic value is the difference between the exercise price of the stock option and the closing price of the Company’s Class A Common Stock on June 30, 2023 ($7.80). All unvested stock options have an exercise price in excess of the closing price on June 30, 2023.

(3)

The value of accelerated unvested restricted shares was calculated using the closing price of the Company’s Class A Common Stock on June 30, 2023 ($7.80). Refer to the column titled “Market Value of Shares or Units of Stock that Have Not Vested” within the “Outstanding Equity Awards at Fiscal Year End” table.

(4)

The value of accelerated unvested performance shares at threshold was calculated using the closing price of the Company’s Class A Common Stock on June 30, 2023 ($7.80). Refer to the column titled “Market or Payout Value of Unearned Shares or Units of Stock that Have Not Vested” within the “Outstanding Equity Awards at Fiscal Year End” table.

(5)

Represents the estimated cost of paying for continuing medical, dental, life and long-term disability for five years for Messrs. C. McCann and J. McCann. The amounts for medical and dental insurance coverage are based on rates charged to the Company’s employees for post-employment coverage provided in accordance with the Consolidated Omnibus Reconciliation Act of 1985, or COBRA. The costs of providing the other insurance coverage are based on quoted amounts for 2023, adjusted by a 7.5% inflation factor, compounded annually.

(6)

Mr. Shea does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, for purposes of this computation, Mr. Shea was deemed to receive two weeks of severance for each completed year of service with the Company, capped at a maximum of one year of severance. As of June 30, 2023, Mr. Shea’s base salary was $550,000.

(7)

Mr. James McCann is entitled to severance pursuant to his employment agreement which entitles him to $2,500,000, plus the base salary payable to him for the then remaining duration of the term of his contract. As of June 30, 2023, Mr. McCann’s base salary was $975,000, and his employment agreement provided for a remaining term of five years.

(8)

Mr. Hartnett does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, for purposes of this computation, Mr. Hartnett was deemed to receive two weeks of severance for each completed year of service with the Company, capped at a maximum of one year of severance. As of June 30, 2023, Mr. Hartnett’s base salary was $630,000.

(9)

Mr. Rowland does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, for purposes of this computation, Mr. Rowland was deemed to receive two weeks of severance for each completed year of service with the Company. As of June 30, 2023, Mr. Rowland’s base salary was $450,000.

The above table does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as 401(k) plan vested benefits and earned but unused vacation.

EMPLOYMENT AGREEMENTS

The employment agreements of Messrs. James F. McCann and Christopher G. McCann provide for certain payments in the event of termination of employment.

James F. McCann

Upon termination without Good Cause (as defined in the JM 2016 Agreement) or resignation by Mr. J. McCann for Good Reason (as defined in the JM 2016 Agreement), within sixty days following the termination date, Mr. J. McCann is entitled to severance pay in the amount of $2,500,000 plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term. Upon termination for Good Cause, voluntary resignation without Good Reason or termination due to death, Mr. J. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the termination date. As discussed above, Mr. J. McCann is restricted from participating in a competitive business for a period of two years after a voluntary resignation or termination for Good Cause. He is also bound by confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

Christopher G. McCann

Upon termination without Good Cause (as defined in the CM 2016 Agreement) or resignation by Mr. C. McCann for Good Reason (as defined in the CM 2016 Agreement), within sixty days following the termination date, Mr. C. McCann is entitled to severance pay in the amount of $1,000,000 plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term. Upon termination for Good Cause, voluntary resignation without Good Reason or termination due to death, Mr. C. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the termination date. As discussed above, Mr. C. McCann is restricted from participating in a competitive business for a period of two years after a voluntary resignation or termination for Good Cause. He is also bound by confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

2003 LONG TERM INCENTIVE AND SHARE AWARD PLAN

The 2003 Plan provides that, unless otherwise provided by the Compensation Committee at the time of the award grant, in the event of a change of control, (i) all outstanding awards pursuant to which the participant may have rights the exercise of which is restricted or limited, shall become fully exercisable immediately prior to the time of the change of control so that the shares subject to the award will be entitled to participate in the change of control transaction, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding awards subject to restrictions or limitations under the 2003 Plan shall lapse, and all performance criteria and other conditions to payment of awards under which payments of cash, shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the change of control so that the shares subject to the award will be entitled to participate in the change of control transaction.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following tables and related disclosure to illustrate the relationship between executive compensation “actually paid” (as calculated herein) and certain measures of Company financial performance. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with its performance in practice, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement. References to “PEO” in the tables below refer to Mr. C. McCann, who was our Chief Executive Officer during Fiscal 2023.

					Value of Initial Fixed $100 Investment Based On:
	Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for non-PEO Named Executive Officers	Average Compensation Actually Paid to non-PEO Named Executive Officers	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income (Loss) (Thousands)	Adjusted EBITDA (Thousands)
Year	(1)($)	(2)($)	(3)($)	(4)($)	(5)($)	(6)($)	(7)($)	(8)($)

2023	2,491,246	2,254,209	2,009,019	1,774,272	39	130	(44,702)	91,204
2022	4,818,185	(541,510)	1,908,034	(818,909)	48	104	29,610	98,983
2021	3,157,705	5,461,145	3,312,977	4,631,438	159	137	118,652	213,065

(1)

Amounts reported in this column are the amounts of total compensation reported for Mr. C. McCann (our former Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. See “Executive Compensation — Summary Compensation Table.”

(2)

The amounts shown in this column reflect the “compensation actually paid” (“CAP”) as calculated under SEC rules to Mr. C. McCann for each corresponding fiscal year. A reconciliation between Summary Compensation Table Total Compensation and CAP, is set forth below.

(3)

The amounts shown in this column reflect, for each applicable fiscal year, the average of the amounts reported in the Total column of the Summary Compensation Table for the Company’s named executive officers other than the PEO. The named executive officers included for this purpose for each applicable fiscal year are as follows: (i) for 2023, Mr. Shea, Mr. J. McCann, Mr. Hartnett, and Mr. Rowland; (ii) for 2022 and 2021, Mr. Shea, Mr. J. McCann, Mr. Hartnett, and Steven A. Lightman. Mr. Lightman served as the Company’s Group President, Gourmet Foods & Gift Baskets from June 2020 to July 2022.

(4)

The amounts shown in this column reflect, for each applicable fiscal year, the average amount of CAP as calculated under SEC rules to the Company’s named executive officers other than the PEO. A reconciliation between Summary Compensation Table Total Compensation and CAP, is set forth below.

(5)

The amounts shown in this column reflect the value based on the cumulative total shareholder return, during the period from June 26, 2020 through the end of the applicable fiscal year, of a hypothetical investment of $100 in the Company’s Class A Common Stock as of the market close on June 26, 2020.

(6)

The amounts shown in this column reflect the value based on the cumulative total shareholder return of the S&P Consumer Discretionary Index, the published industry index used in the performance graph for the fiscal year ended July 2, 2023, during the period from June 26, 2020 through the end of the applicable fiscal year, of a hypothetical investment of $100 as of the market close on June 26, 2020. A comparison of the cumulative total return of the S&P Consumer Discretionary Index is also included in the Annual Report of the Company being made available to stockholders currently with this Proxy Statement during the period from June 30, 2018 through July 2, 2023, and the NASDAQ Non-Financial Index during the period from June 30, 2018 through December 31, 2022. A comparison of the total return of the NASDAQ Non-Financial Index was presented in the previous Annual Report of the Company, however the NASDAQ Non-Financial Index is no longer available and has been replaced for purposes of the presentation in the Annual Report of the Company with the S&P 500 Consumer Discretionary Index as it contains S&P 500 companies classified as consumer discretionary companies based on GICS codes.

(7)	Represents the amount of net income (loss) reflected in the Company’s audited financial statements for each applicable year.

(8)

Represents the amount of Adjusted EBITDA reported by the Company for each applicable year. Adjusted EBITDA is the measure selected by the Company under SEC rules as the most important performance measure used to link CAP for the NEOs to Company performance during Fiscal 2023. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is determined on a pre-bonus basis, excluding: (i) the impact of acquisitions, (ii) stock-based compensation, (iii) non-qualified plan investment appreciation/depreciation, and (iv) certain items affecting period-to-period comparability, including litigation settlements and transaction costs.

Reconciliation of Summary Compensation Table “Total” to CAP to PEO and Average CAP to Other NEOs

For all equity awards, our methodology for calculating the fair value of awards remained consistent between the grant date fair value measurement and the subsequent fair value measurements, provided that certain changes to assumptions are reflected in subsequent fair value measurements to restricted stock awards based on movements in the Company’s stock price.

	2023		2022		2021
	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)
Summary Compensation Table “Total” Compensation	2,491,246	2,009,019	4,818,185	1,908,034	3,157,705	3,312,977

Value of stock awards and option awards included in Summary Compensation Table Total for the covered fiscal year	(1,379,291)	(930,923)	(4,000,026)	(995,568)	(968,750)	(1,899,906)

Fair value at the covered fiscal year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	1,217,012	837,836		145,715	1,563,368	2,308,540

Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(27,695)	(113,420)	(1,342,471)	(1,897,475)	1,611,586	756,733

Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	(47,063)	(28,239)	(17,198)	20,385	97,236	153,095

CAP Amounts (as calculated)	2,254,209	1,774,272	(541,510)	(818,909)	5,461,145	4,631,438

Relationship Between CAP and Performance

The following graphs address the relationship between CAP as disclosed in the Pay versus Performance Table and: (1) the Company’s Adjusted EBITDA, (2) the Company’s net income, and (3) Total shareholder return of the Company and both the S&P 500 Consumer Discretionary Index and NASDAQ Non-Financial Index. CAP reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, grant and vesting date fair values, various accounting valuation assumptions estimated based on applicable GAAP, and projected performance modifiers, but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price volatility and varying levels of projected and actual achievement of performance goals.

Tabular List of Most Important Financial Performance Measures

The following is a list of the most important financial performance measures that the Company has used to link NEO compensation to Company performance for Fiscal 2023:

1. Revenue; and

2. Adjusted EBITDA (non-GAAP).

See “Compensation Discussion and Analysis” for a discussion of how the above performance measures were used in our compensation program for Fiscal 2023.

EXECUTIVE PAY RATIO

In accordance with the SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median associate, which is a reasonable estimate calculated in a manner consistent with SEC rules, based on our payroll and employment records. We used the same median associate for Fiscal 2023 as we did in Fiscal 2022 because we believe there has been no change in our associate population or associate compensation arrangements that would result in a significant change to our pay ratio disclosure. This was a different associate from Fiscal 2021 because the associate used in Fiscal 2021 for our pay ratio disclosure was promoted. Instead, as permitted by SEC rules, we selected an associate with substantially similar compensation to the original median associate for Fiscal 2021. For purposes of identifying the median associate in Fiscal 2021, we took into account salary, bonus, and grant date fair value of restricted stock awards granted during Fiscal 2021 for all our employees as of June 28, 2021. We annualized this compensation for employees who did not work the entire year, except for employees designated as seasonal or temporary.

For Fiscal 2023, Mr. C. McCann’s annual total compensation was $2,491,246, the annual total compensation of our median associate, other than Mr. C. McCann, was $33,857, and the ratio of those amounts is 74 to 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of the Company’s Class A common stock (excluding unvested restricted shares) and Class B Common Stock, as of October 20, 2023, or as of the dates referenced below for (i) each person known by the Company to beneficially own more than 5% of each class; (ii) each Director; (iii) each Named Executive Officer; and (iv) all of the Company’s Directors and Executive Officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o 1-800-FLOWERS.COM, Inc., Two Jericho Plaza, Suite 200, Jericho, New York 11753. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such persons that are exercisable within 60 days of October 20, 2023, as well as shares of Class A Common Stock that may be acquired upon the conversion of Class B Common Stock into Class A Common Stock (Class B Common Stock is convertible at any time at the option of the holder into Class A Common Stock on a one-to-one basis and is entitled to ten votes for each share). Percentage of beneficial ownership is based on 37,733,189 shares of Class A Common Stock (excluding unvested restricted shares) and 27,068,221 shares of Class B Common Stock outstanding as of October 20, 2023.

	Shares		% of Shares
	Beneficially Owned		Beneficially Owned
	A Shares	B Shares	A Shares	B Shares
Name
5% Stockholders:

BlackRock, Inc. (1)	3,813,404	—	10.0%	—
Aristotle Capital Boston, LLC (2)	1,892,728	—	5.0%	—
McCann Family Group (3)	10,049,647	6,725,640	26.6%	24.8%
Erin McCann 2005 Trust (3) (4)	2,217,923	—	5.9%	—
James McCann 2005 Trust (3) (5)	2,217,923	—	5.9%	—
Matthew McCann 2005 Trust (3) (6)	2,217,922	—	5.9%	—
The McCann Family Limited Partnership (3) (7)	—	2,000,000	—	7.4%
The 1999 McCann Family Limited Partnership (3) (8)	—	3,875,000	—	14.3%
James F. McCann, III (3) (9)	—	3,875,000	—	14.3%

Directors, not including Executive Chairman and CEO:

Celia R. Brown	18,508	—	*	—
James A. Cannavino	100,933	—	0.3%	—
Dina Colombo	3,463	—	*	—
Eugene F. DeMark	30,232	—	0.1%	—
Leonard J. Elmore	48,737	—	0.1%	—
Adam Hanft	10,170	—	*	—
Stephanie Redish Hofmann	4,545	—	*	—
Katherine Oliver	21,924	—	0.1%	—
Larry Zarin	42,417	—	0.1%	—

Named Executive Officers:

James F. McCann (3) (10)	1,243,883	20,342,581	3.3%	75.2%
William E. Shea	235,960	—	0.6%	—
Christopher G. McCann (3) (11)	3,395,879	6,725,640	9.0%	24.8%
Thomas Hartnett	165,258	—	0.4%	—
Joseph Rowland	—	—	—	—
Directors and Executive Officers as a Group (17 persons)	5,181,782	27,068,221	13.7%	100.0%

*	Indicates less than 0.1%.

(1)

This information is based on the Schedule 13G filed with the SEC by BlackRock, Inc. on September 7, 2023 for shares held on August 31, 2023. According to the Schedule 13G, the reporting person has sole voting power with respect to 3,599,575 shares of Class A Common Stock and sole dispositive power with respect to 3,813,404 shares of Class A Common Stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(2)

This information is based on the Schedule 13G filed with the SEC by Aristotle Capital Boston, LLC on February 14, 2023 for shares held on December 31, 2023. According to the Schedule 13G, the reporting person has sole voting power with respect to 1,636,807 shares of Class A Common Stock and sole dispositive power with respect to 1,892,718 shares of Class A Common Stock. The address of Aristotle Capital Boston, LLC is 125 Summer Street, Suite 1220, Boston, Massachusetts 02110.

(3)

Certain members of the McCann family, partnerships and trusts have formed a “group” for purposes of Section 13D of the Securities Exchange Act. The members of this group (the “Group Members”) are: (i) Christopher G. McCann, (A) individually, (B) as trustee of each of (1) The James F. McCann 2012 Family Trust – Portion I (the “2012 Portion I Trust”) and (2) The James F. McCann 2012 Family Trust – Portion II (the “2012 Portion II Trust” and, together with the 2012 Portion I Trust , the “2012 Trusts”), (C) as sole general partner of The McCann Family Limited Partnership (the “1996 Family Partnership”), (D) as a Director and President of Public Flowers, Inc. (“Public”), which is the sole general partner of The 1999 McCann Family Limited Partnership (the “1999 Family Partnership” and, together with the 1996 Family Partnership, the “Family Partnerships”), and (E) as sole trustee of the Marylou McCann 1999 Trust u/a/d July 6, 1999 (the “Marylou McCann Trust”), which is the sole stockholder of Public and (F) as trustee of the James F. McCann 2018 Family Trust (the “2018 Family Trust”) and the James F. McCann 2019 Insurance Trust; (ii) the Erin McCann 2005 Trust (the “Erin McCann Trust”); (iii) the James McCann 2005 Trust (the “James McCann Trust”); (iv) the Matthew McCann 2005 Trust (the “Matthew McCann Trust” and collectively with the Erin McCann Trust and the James McCann Trust, the “Children’s Trusts”); (v) the 2012 Portion I Trust; (vi) the 2012 Portion II Trust; (vii) The 1996 Family Partnership; (viii) the 1999 Family Partnership; (ix) Public; (x) the Marylou McCann Trust; (xi) James F. McCann, III, (A) individually, and (B) as a Director of Public; and (xii) the 2018 Family Trust. The Group Members may be deemed to beneficially own an aggregate of 10,049,647 shares of Class A Common Stock representing 26.6% of the Class A Common Stock and 6,725,640 shares of Class B Common Stock representing 24.8% of the Class B Common Stock. Group Members in the aggregate may be deemed to have the current shared power to vote or direct the vote of 10,049,647 shares of Class A Common Stock and to dispose of or direct the disposition of 10,049,647 shares of Class A Common Stock and to vote or direct the vote of 6,725,640 shares of Class B Common Stock and to dispose of or direct the disposition of 6,725,640 shares of Class B Common Stock because of the terms of the Stockholders’ Agreement (as defined below). The 2012 Portion I Trust may be deemed to have the current shared power to vote or direct the vote of 1,309,813 shares of Class A Common Stock and dispose of or direct the disposition of 1,309,813 shares of Class A Common Stock. The 2012 Portion II Trust may be deemed to have the current shared power to vote or direct the vote of 43,710 shares of Class A Common Stock and dispose of or direct the disposition of 43,710 shares of Class A Common Stock. Each of the Group Members disclaims beneficial ownership of the securities held by the other Group Members and the numbers shown for each Group Member excludes securities held by the other Group Members.

(4)

The Erin McCann 2005 Trust may be deemed to have the current shared power to vote or direct the vote of 2,217,923 shares of Class A Common Stock and to dispose of or direct the disposition of 2,217,923 shares of Class A Common Stock.

(5)

The James McCann 2005 Trust may be deemed to have the current shared power to vote or direct the vote of 2,217,923 shares of Class A Common Stock and to dispose of or direct the disposition of 2,217,923 shares of Class A Common Stock.

(6)

The Matthew McCann 2005 Trust may be deemed to have the current shared power to vote or direct the vote of 2,217,922 shares of Class A Common Stock and to dispose of or direct the disposition of 2,217,922 shares of Class A Common Stock.

(7)

The 1996 Family Partnership may be deemed to have the current shared power to vote or direct the vote of 2,000,000 shares of Class B Common Stock and to dispose of or direct the disposition of 2,000,000 shares of Class B Common Stock.

(8)

The 1999 Family Partnership, Public Flowers, Inc., as sole general partner of the 1999 Family Partnership, and The Marylou McCann 1999 Trust u/a/d July 6, 1999, as the sole stockholder of Public, may each be deemed to have the current shared power to vote or direct the vote of 3,875,000 shares of Class B Common Stock and to dispose of or direct the disposition of 3,875,000 shares of Class B Common Stock. Public and the Marylou McCann Trust each disclaim beneficial ownership of 3,875,000 shares of Class B Common Stock.

(9)

James F. McCann, III may be deemed to have the current shared power to vote or direct the vote of 3,875,000 shares of Class B Common Stock and to dispose of or direct the disposition of 3,875,000 shares of Class B Common Stock beneficially owned by the 1999 Family Partnership. James F. McCann, III disclaims beneficial ownership of 3,875,000 shares of Class B Common Stock.

(10)

James F. McCann has the current sole power to vote and dispose of 1,023,203 shares of Class A Common Stock and 20,342,581 shares of Class B Common Stock and may be deemed to have the current shared power to vote or direct the vote and to dispose of or direct the disposition of 221,160 shares of Class A Common Stock. Includes (i) 480 shares beneficially owned by James F. McCann’s spouse, Marylou McCann, and (ii) 220,680 shares beneficially owned by the Foundation, of which James F. McCann is a Director and the President. James F. McCann disclaims beneficial ownership of 965,689 shares of Class A Common Stock.

(11)

Christopher G. McCann may be deemed to have the current sole power to vote and dispose of 1,821,676 shares of Class A Common Stock and 850,640 shares of Class B Common Stock and may be deemed to have the current shared power to vote or direct the vote and to dispose of or direct the disposition of 1,574,203 shares of Class A Common Stock and to vote or direct the vote and to dispose of or direct the disposition of 5,875,000 shares of Class B Common Stock. Includes (i) 8,118,383 shares beneficially owned by the Family Partnerships and the 2018 Trust and 2012 Trusts, and (ii) 220,680 shares beneficially owned by The McCann Charitable Foundation, Inc., of which Christopher G. McCann is a Director and the Treasurer. Christopher G. McCann disclaims beneficial ownership of 2,243,383 shares of Class A Common Stock and 5,875,000 shares of Class B Common Stock.

Each of the Group Members other than Public and the Marylou McCann Trust, and Marylou McCann, Erin Lenehan McCann and Matthew McCann executed the McCann Family Stockholders’ Agreement dated as of July 18, 2017 (the “Stockholders’ Agreement”), which was filed as Exhibit 3 to the Schedule 13D filed by the Group Members with the SEC on July 27, 2017, as amended effective May 1, 2019, which was filed as Exhibit 6 to the Schedule 13D in Amendment No. 2 to the Schedule 13D filed with the SEC on September 22, 2020, and as further amended effective December 14, 2021, which was filed as Exhibit 9 to the Schedule 13D in Amendment No. 4 on January 7, 2022.

Under the Stockholders’ Agreement, the Children’s Trusts, the 2012 Trusts, and the Family Partnerships (collectively with each person that acquires Class A Common Stock or Class B Common Stock and becomes a party to the Stockholders’ Agreement, the “Stockholders”) have agreed to vote as a group with respect to any matter on which any of the shares of Common Stock held by them are entitled to vote. In the case of the 1996 Family Partnership, such agreement applies only to that percentage of the shares owned by the partnership that represents ownership interests other than the limited partnership interest of Christopher G. McCann.

Decisions on how the Stockholders will vote with respect to their shares of Common Stock will be made in accordance with the determination of the McCann Family Committee. The McCann Family Committee consists of Marylou McCann and the three children of James F. McCann and Marylou McCann: Erin Moore Lenehan, James F. McCann, III, and Matthew E. McCann. The McCann Family Committee generally acts by vote of a majority of the members, except in respect of a Change in Control (as defined in the Stockholders’ Agreement) of the Company. The prior approval of at least 75% of the members of the McCann Family Committee is required for any disposition that will result in a Change in Control.

Subject to the other transfer provisions, if a Stockholder proposes to sell any shares of Common Stock to a person other than a Permitted Transferee (as defined in the Stockholders’ Agreement), the other Stockholders will have a right of first refusal to buy such shares and, if the other Stockholders do not elect to purchase all such shares, the members of the McCann Family Committee shall have the right to purchase the remaining shares.

The prior approval by a majority of the McCann Family Committee members is required for any gift or bequest by any Stockholder of shares of Class A Common Stock to anyone other than a Permitted Transferee and of shares of Class B Common Stock to anyone other than an Affiliate (as defined in the Stockholders’ Agreement).

The foregoing summary of the Stockholders’ Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders’ Agreement.

CERTAIN BUSINESS RELATIONSHIPS WITH DIRECTORS AND OFFICERS

The Company has a policy providing that all material transactions between it and one or more of its Directors, Executive Officers, nominees for Director or a member of their immediate families must be approved either by a majority of the disinterested members of the Board or by the stockholders of the Company.

While the policy is not in writing, the Company’s legal and finance staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and Executive Officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. This includes inquiries of its Directors and Executive Officers, as well as a questionnaire that Directors and Executive Officers are required to complete periodically. In determining whether to approve or ratify a related party transaction, the disinterested members of the Board will consider the relevant facts and circumstances, which may include the relationship of the individual with the Company, the materiality of the transaction to the Company and the individual, and the business purpose and reasonableness of the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person, are disclosed in the Company’s proxy statement. The Company considers individual transactions, or any series of transactions which, in the aggregate exceed $120,000, to be material and requiring of disclosure.

Below are the transactions in which, to the Company’s knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any Director, Director nominee, Executive Officer, holder of more than 5% of the Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Julie Mulligan, the sister of Directors and Executive Officers, James F. McCann and Christopher G. McCann, was most recently employed as a Lifestyle and Floral Expert until her retirement on September 30, 2022. Ms. Mulligan’s compensation was unanimously approved by the Independent Directors of the Board. Ms. Mulligan earned $36,923 in Fiscal 2023. Ms. Mulligan was not eligible to receive a bonus under the Company’s Sharing Success Program for Fiscal 2023.

James F. McCann III, the son of Executive Chairman and current CEO James F. McCann and nephew of Director and former CEO Christopher G. McCann, is employed as a Director, Enterprise Strategy and Business Development. Mr. McCann’s compensation was unanimously approved by the Independent Directors of the Board. Mr. McCann earned $141,754 in Fiscal 2023 and received a $10,687 bonus for Fiscal 2023.

Jenna Messer, the daughter of Director and former CEO Christopher G. McCann and niece of Executive Chairman and current CEO James F. McCann, is employed as Vice President, Performance Marketing. Ms. Messer’s compensation was unanimously approved by the Independent Directors of the Board. Ms. Messer earned $194,011 and received a $21,094 bonus for Fiscal 2023. In addition, Ms. Messer received 1,310 restricted shares, with a grant date fair value of $11,253 and 6,132 stock options, with a grant date fair value of $31,462, under the Company’s Long-Term Incentive Equity Awards program. These restricted share awards vest at a rate of one-third at the completion of each year of service following the November 8, 2022 grant date.

The Company subleases a property located at 10 Grand Central, 155 East 44th Street, New York, New York 10017 to Clarim Holdings, LLC (“Clarim”), in which Executive Chairman and Chief Executive Officer James F. McCann owns a controlling interest and at which he is the sole member and manager. The sublease commenced in April 2022. During Fiscal 2023, the Company received $289,587 in rent payments from Clarim.

October 30, 2023

To the Board of Directors
of 1-800-FLOWERS.COM, INC. (the “Company”):

We, the members of the Audit Committee, assist the Board of Directors in its oversight of the Company’s financial accounting, reporting and controls. We also evaluate the performance and independence of the Company’s independent registered public accounting firm. We operate under a written charter that both the Board and we have approved. A current copy of the Audit Committee charter can be found on the Company’s website located at www.1800flowers.com under the Investor Relations section of the website.

The Board annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. In addition, although the Board has determined that each of the members of the Audit Committee meets NASDAQ regulatory requirements for financial literacy and that Eugene F. DeMark is an “audit committee financial expert,” as defined by Commission rules, and is financially sophisticated under NASDAQ requirements, we would like to remind our stockholders that we are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

The Company’s management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, including setting the accounting and financial reporting principles and designing the Company’s system of internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal control. The Company’s independent registered public accounting firm, BDO USA, P.C. (“BDO”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The independent registered public accounting firm is also responsible for expressing opinions on the effectiveness of the Company’s internal control over financial reporting as well as management’s assessment thereof. Although the Board is the ultimate authority for effective corporate governance, including oversight of the management of the Company, the Audit Committee’s purpose is to assist the Board in fulfilling its responsibilities by overseeing these processes, as well as overseeing the qualifications and performance of the Company’s independent registered public accounting firm.

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm. Annually, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. For each category of proposed service, the independent accounting firm is required to confirm that the provision of such services does not impair their independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided (as noted in the table below) were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

We reviewed and discussed the audited consolidated financial statements and related footnotes for the fiscal year ended July 2, 2023 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. We also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board No. 1301. We received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firms’ communications with the Audit Committee concerning independence, and discussed with BDO their independence. This review included a discussion with management and the independent registered public accounting firm of the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s Financial Statements, including the disclosures relating to critical accounting policies.

Based on the reports, discussions and reviews described in this report, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2023, for filing with the Securities and Exchange Commission.

Audit Committee

Eugene F. DeMark (Chairman)
James A. Cannavino
Dina Colombo

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has appointed BDO to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024, and the Board is asking stockholders to ratify such selection at the Annual Meeting. The stockholders’ ratification of the appointment of BDO will not impact the Audit Committee’s responsibility pursuant to its charter, to appoint, replace and discharge the independent auditors. In the event the stockholders fail to ratify this selection, the matter of the selection of independent auditors will be reconsidered by the Board of Directors.

We are not required to submit the appointment of BDO for ratification by our stockholders. However, we are doing so as a matter of good corporate practice. If the stockholders do not ratify the appointment of BDO, the Audit Committee may reconsider its decision. In any case, our Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time during the year if it believes that such change would be in the Company’s best interest and the best interest of our stockholders.

The affirmative votes of the majority of the Company’s outstanding Common Stock present in person or by proxy is required to ratify the appointment of the independent registered accounting firm. Unless otherwise instructed, the proxy holder will vote the proxies received by him “FOR” the ratification of BDO as the Company’s independent registered public accounting firm for Fiscal 2024. A representative of BDO will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF BDO TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2024.

Fees Paid to Independent Public Accounting Firms

The following table shows the fees that the Company paid or accrued for audit and other services provided by BDO for Fiscal 2023 and Fiscal 2022, all of which were approved by the Audit Committee.

	2023	2022
Audit Fees	$1,465,000	$1,562,500
Audit-related Fees	-	15,374
Tax Fees	98,216	83,184
All Other Fees	119,020	328,790
Total	$1,682,236	$1,989,848

Audit Fees. Fees for audit services include fees associated with the annual financial statement audits of 1‑800‑Flowers.com, Inc., as well as 1-800-Flowers.com, Inc.’s audit of internal controls and quarterly SAS 100 reviews of 1-800-Flowers.com, Inc.’s quarterly reports on Form 10-Q.

Audit-related Fees. Fees for audit-related services in Fiscal 2022 include Form S-8 registration statement filing.

Tax Fees. Fiscal 2023 and 2022 includes fees for tax compliance services.

All Other Fees. Fiscal 2023 and 2022 fees primarily related to due diligence services in connection with potential acquisitions.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee pre-approves all audit, audit-related and non-audit services (including tax services) provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service. The independent registered public accounting firm and the Company’s management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires us to enable our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in our proxy statements in accordance with the rules of the Securities and Exchange Commission (commonly known as a “Say on Pay” proposal). We currently hold our say-on-pay vote every three (3) years, and, if stockholders continue to approve a three (3) year frequency for future “say-on-pay” votes as recommended in Proposal 4, the next say-on-pay vote will occur in 2026.

As described under the heading “Executive Compensation and Other Information — Compensation Discussion and Analysis,” our executive compensation program is a comprehensive package designed to motivate our executive officers to achieve our corporate objectives and is intended to be competitive and allow us to attract and retain highly qualified executives. We believe that the various elements of our executive compensation program work together to promote our goal of ensuring that total compensation should be related both to our performance as well as the individual executive’s performance.

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which discusses how our executive compensation policies implement our compensation philosophy, and the “Summary Compensation Table” of this Proxy Statement, which provides detailed information on the compensation of our named executive officers. The Compensation Committee and our Board of Directors believe that the policies and procedures set forth in the Compensation Discussion and Analysis section of this Proxy are effective in achieving our compensation objectives.

We are asking our stockholders to indicate their support for our executive compensation as described in this Proxy. This Say-on-Pay proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation table and the other related tables and disclosure.

The Say-on-Pay vote is advisory, and therefore not binding on us, the Compensation Committee or our Board of Directors. However, we value the opinion of our stockholders and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Unless otherwise instructed, the proxy holder will vote the proxies received by him “FOR” the approval of the compensation of the named executive officers.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also requires us to enable our stockholders to vote, on an advisory, non-binding basis, on how frequently we should seek an advisory stockholder vote on the compensation of our named executive officers. In accordance with the Dodd-Frank Act, and the rules thereunder, we are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our stockholders select a frequency of three years, or a triennial vote.

The Company’s executive compensation practices are well-established as they have been in place for several years. The elements of our executive compensation do not typically change in a significant manner from year to year and we do not anticipate significant changes from year to year in the future. The Board believes that providing stockholders with an advisory vote on executive compensation every three years is consistent with the Compensation Committee’s long-term approach to evaluating executive compensation policies and procedures.

Unless otherwise instructed, the proxy holder will vote the proxies received by him for three years with respect to the frequency of future non-binding Say-on-Pay voting.

In the future, we will propose an advisory vote on the frequency of executive compensation advisory votes at least once every six years.

THE BOARD RECOMMENDS A VOTE FOR “THREE

YEARS” AS THE FREQUENCY FOR FUTURE NON-BINDING

ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 5

APPROVAL OF THE AMENDMENT TO THE 2003 LONG TERM INCENTIVE AND SHARE AWARD PLAN, AS AMENDED AND RESTATED AS OF OCTOBER 15, 2020, TO INCREASE THE AUTHORIZED SHARES

The 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 15, 2020 (the “Plan”), was amended by the Board on October 3, 2023, subject to approval by the Company’s stockholders, to increase the number of shares reserved for issuance under the Plan (the “Plan Amendment”). The Plan was initially adopted by the Board with an effective date of December 3, 2003, and was previously amended and restated as of October 22, 2009, amended as of October 28, 2011 and September 14, 2016, and amended and restated as of October 15, 2020, and was previously approved by the Company’s stockholders on December 3, 2003, December 12, 2011, December 13, 2016, and December 9, 2020, respectively.

The Board is submitting the Plan Amendment to the Company’s stockholders at the Annual Meeting. If stockholder approval is obtained, the total number of shares available for issuance under the Plan will be increased by 4,000,000 shares of Common Stock.

As of October 20, 2023, without giving effect to the Plan Amendment, an aggregate of 492,286 shares of Common Stock remained available for new Awards under the Plan. The Board believes that the availability of an adequate number of shares reserved for issuance under the Plan is an important factor in attracting, retaining, and motivating employees, consultants and Directors in order to achieve the Company’s long-term growth and profitability objectives. If the Plan Amendment is not approved, the number of shares currently available for Awards would not be sufficient to ensure that the Company will be able to continue to administer the equity component of its compensation program, placing the Company at a significant disadvantage in the ability to attract, retain and motivate key employees.

In adopting the Plan Amendment, the Board considered the Company’s historical utilization of the share authorization under the Plan (its “burn rate”), as well as the potential dilution from outstanding and future grants of Awards under the Plan. The burn rate for a fiscal year is equal to the total number of equity awards the Company granted in the fiscal year divided by the weighted average number of shares of Common Stock outstanding during the year. The Board considered the Company’s average burn rate over the last three fiscal years, and, assuming a similar continued share utilization, estimated that the shares available for Awards after the increase of 4,000,000 shares would be sufficient to fund the Company’s equity compensation program for approximately three years. In addition, the potential dilution from outstanding and future grants of Awards after the increase of 4,000,000 shares would be approximately 11% of the total issued and outstanding shares of Common Stock.

Summary of the Plan

The following summary of the Plan is qualified in its entirety by reference to the Plan, as amended and restated on October 15, 2020, and amended on October 3, 2023, which is attached at Annex “A” to this Proxy Statement.

General. The Plan is intended to provide incentives to attract, retain and motivate employees, consultants and Directors in order to achieve the Company’s long-term growth and profitability objectives. The Plan will provide for the grant to eligible employees, consultants and Directors of stock options, share appreciation rights (“SARs”), restricted shares, restricted share units, performance shares, performance units, dividend equivalents, and other share-based awards (collectively, “Awards”). The total number of shares of Common Stock available for grants of Awards under the Plan is 18,000,000. No more than 7,500,000 shares of Common Stock may be issued under the Plan as incentive stock options intended to qualify for special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”). In addition, during a calendar year (i) the maximum number of shares with respect to which options and SARs may be granted to an eligible participant under the Plan will be 1,000,000 shares, and (ii) the maximum number of shares with respect to which Awards intended to qualify as performance-based compensation other than options and SARs may be granted to an eligible participant under the Plan will be 500,000 shares. These share amounts are subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure, as described below. Shares issued pursuant to the Plan will be either authorized but unissued shares or treasury shares.

Eligibility and Administration. Officers and other employees of, and consultants to, the Company and its Subsidiaries and affiliates and Directors will be eligible to be granted Awards under the Plan. As of October 20, 2023, approximately 3,815 employees and 9 non-employee Directors were eligible to participate in the Plan. As of October 20, 2023, no consultants have been deemed eligible to be granted Awards under the Plan.

The Plan will be administered by the Compensation Committee or such other Board committee (or the entire Board) as may be designated by the Board (the “Committee”). Unless otherwise determined by the Board, the Committee will consist of two or more members of the Board who are “nonemployee directors” within the meaning of Rule 16b-3 of the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code. The Committee will determine which eligible employees, consultants and Directors receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards. All full time employees are currently eligible to participate in the Plan.

The Committee may designate an officer of the Company who shall have the power and authority to make Awards under the Plan to employees and consultants not subject to Section 16 of the Exchange Act, subject to limitations imposed by the Committee.

Except for certain antidilution adjustments, unless the approval of stockholders of the Company is obtained, options and SARs issued under the Plan will not be amended to lower their exercise price and options and SARs issued under the Plan will not be exchanged for other options or SARs with lower exercise prices or cancelled or repurchased for cash or property if the exercise price of the options or SARs exceeds the fair market value of the shares of Common Stock subject to the options or SARs.

Awards. Incentive stock options (“ISOs”) intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of Common Stock as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. However, the exercise price of options will not be less than the fair market value of the shares on the date of grant, and the term will not be longer than ten years from the date of grant of the options.

A SAR will entitle the holder thereof to receive with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price of the SAR set by the Committee as of the date of grant. However, the exercise price of the SARs will not be less than the fair market value of the shares on the date of grant, and the term will not be longer than ten years from the date of grant of the SARs. Payment with respect to SARs may be made in cash or shares of Common Stock as determined by the Committee.

Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of employment during the applicable restriction period.

A restricted share unit will entitle the holder thereof to receive shares of Common Stock or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to restriction will be forfeited upon termination of employment during any applicable restriction period.

Performance shares and performance units will provide for issuance of shares or payment of cash to the recipient based upon the attainment of corporate performance goals established by the Committee over specified performance periods. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon termination of employment during any applicable performance period. Prior to payment of performance shares or performance units, the Committee will certify that the performance objectives were satisfied. Performance objectives may vary from person to person and will be based upon one or more of the following performance criteria, or such other criteria, as the Committee may deem appropriate: appreciation in value of the shares; total stockholder return; earnings per share; earnings per share growth; operating income; net income; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA on a pre-bonus basis; EBITDA on a pre-bonus basis adjusted for the change in inventory for the plan year (“modified free cash flow”); free cash flow; revenues; revenue growth; expenses; operating profit margin; operating cash flow; gross profit margin; net profit margin; or any of the above criteria as compared to the performance of a published or special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor’s 500 Stock Index. The Committee may revise performance objectives if significant events occur during the performance period which the Committee expects to have a substantial effect on such objectives, as set forth in the Plan.

The Committee may also grant dividend equivalent rights and it is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan.

Nontransferability. Unless otherwise set forth by the Committee in an Award agreement, Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.

Change of Control. In the event of a change of control (as defined in the Plan), all Awards granted under the Plan then outstanding but not then exercisable (or subject to restrictions) shall become immediately exercisable, all restrictions shall lapse, and any performance criteria shall be deemed satisfied, unless otherwise provided in the applicable Award agreement.

Capital Structure Changes. If the Committee determines that any dividend in shares, recapitalization, share split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate, and shall make adjustments to (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award, or provide for a distribution of cash or property with respect to an Award.

Amendment and Termination. The Plan may be amended, suspended or terminated by the Board at any time, in whole or in part. However, any amendment for which stockholder approval is required under the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted will not be effective until such stockholder approval has been obtained. In addition, no amendment, suspension, or termination of the Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant. The Committee may waive any conditions or rights, amend any terms, or amend, suspend or terminate, any Award granted, provided that, without participant consent, such amendment, suspension or termination may not materially and adversely affect the rights of such participant under any Award previously granted to him or her.

Effective Date and Term. The Plan became effective as of October 22, 2009 and, as amended and restated, will terminate on October 15, 2030.

Market Value

The per share closing price of our Class A Common Stock on October 20, 2023 was $7.57.

Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of the Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options

In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares of Common Stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

If an option is exercised through the use of shares of Common Stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Stock

A participant who receives shares of restricted stock will generally recognize ordinary income at the time that they “vest”, i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the Common Stock at the time the shares vest, less the amount, if any, paid for the stock. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to Common Stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date the shares vest.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs and Other Awards

With respect to SARs, restricted share units, performance shares, performance units, dividend equivalents and other Awards under the Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

Payment of Withholding Taxes

The Company may withhold, or require a participant to remit to it, an amount sufficient to satisfy any federal, state or local withholding tax requirements and other tax obligations associated with Awards under the Plan.

Nondeductible Compensation

Section 162(m) of the Code generally limits to $1 million the deductible amount of annual compensation paid (including compensation that may be otherwise deductible under the Plan) to each “covered employee” (including the chief executive officer, chief financial officer and certain other current and former executive officers of the Company). See “Executive Compensation and Other Information — Compensation Discussion and Analysis — Compensation Deductibility Policy”.

New Plan Benefits

Benefits under the Plan Amendment are not determinable at this time. The Company granted Awards under the Plan during Fiscal 2023 to Executive Officers and other employees, consisting of options to purchase 871,669 shares and 222,944 shares of restricted Class A Common Stock to Executive Officers (including our NEOs), and options to purchase 1,474,747 shares and 534,810 shares of restricted Class A Common Stock to other employees. In addition, please see “Compensation of Directors” and “Grants of Plan Based Awards” for a description of our Director compensation program and the Awards granted during Fiscal 2023 to our non-employee Directors and NEOs.

The affirmative vote of a majority of the Company’s outstanding Common Stock present in person or by proxy at the Annual Meeting is required to approve the Plan Amendment. Abstentions will be counted in tabulations of the votes cast on this proposal, whereas broker non-votes will not be counted for purposes of determining whether this proposal has been approved. Unless otherwise instructed, the proxy holder will vote the proxies received by him “FOR” the approval of the Plan Amendment.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2003 LONG TERM INCENTIVE AND SHARE AWARD PLAN, AS AMENDED AND RESTATED AS OF OCTOBER 15, 2020, TO INCREASE THE AUTHORIZED SHARES.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the Annual Meeting, and so far, as is known to the Board, no matters are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in their discretion on such matters.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

Stockholders who, in accordance with Commission Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit their proposals so that they are received at the Company’s principal executive offices no later than the close of business on July 6, 2024. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In accordance with our Bylaws, in order to be properly brought before the 2024 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the corporate secretary of the Company at its principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary date of the 2023 Annual Meeting date. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than August 16, 2024 and no later than September 15, 2024. If, however, our 2024 Annual Meeting date is advanced by more than 30 days before, or delayed more than 70 days after, the one year anniversary of the 2023 Annual Meeting date, then proposals must be received no earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and not later than the close of business on the later of the 90th day before the 2024 Annual Meeting or the 10th day following the date on which the 2024 Annual Meeting date is publicly announced.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. In addition, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in addition to the information required under our Bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaws and Commission requirements. The Company will not consider any proposal or nomination that does not meet the Bylaws requirements and the SEC’s requirements for submitting a proposal or nomination. Notices of intention to present proposals at the 2024 Annual Meeting should be addressed to: Corporate Secretary, 1-800-FLOWERS.COM, Inc., Two Jericho Plaza, Suite 200, Jericho, New York 11753. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SOLICITATION OF PROXIES

Proxies are being solicited by the Board of Directors of the Company. Proxies may be solicited by officers, Directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. The Company may pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for expenses of forwarding solicitation materials to their principals. All of the costs of solicitation will be paid by the Company.

ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to each beneficial holder of its Common Stock on the Record Date who did not receive a copy of the Company’s Annual Report for the fiscal year ended July 2, 2023, on the written request of such person, a copy of the Company’s Annual Report on Form 10-K as filed with the SEC. Any such request should be made in writing to the Corporate Secretary of the Company at the address set forth on the first page of this Proxy Statement.

By order of the Board of Directors

/s/ James F. McCann
James F. McCann
Chief Executive Officer

Jericho, New York
October 30, 2023

ANNEX A

1-800-FLOWERS.COM, INC.

2003 LONG TERM INCENTIVE AND SHARE AWARD PLAN

(as amended and restated as of October 15, 2020, and amended as of October 3, 2023)

1. Purposes.

The purposes of the 2003 Long Term Incentive and Share Award Plan are to advance the interests of 1-800-Flowers.com, Inc. and its shareholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)        “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b)         “Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

(c)         “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d)        “Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e)         “Board” means the Board of Directors of the Company.

(f)         “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(g)        “Committee” means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an “outside director” within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(h)         “Company” means 1-800-Flowers.com, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

(i)          “Director” means a member of the Board who is not an employee of the Company, a subsidiary or an Affiliate.

(j)         “Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

(k)         “Eligible Person” means (i) an employee or consultant of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) a Director. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee or consultant in connection with his or her hiring or retention prior to the date the employee or consultant first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested prior to the date the employee or consultant first performs such services.

(l)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(m)      “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per Share on the date in question (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

(n)         “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(o)         “NQSO” means any Option that is not an ISO.

(p)         “Option” means a right, granted under Section 5(b), to purchase Shares.

(q)         “Other Share-Based Award” means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

(r)         “Participant” means an Eligible Person who has been granted an Award under the Plan.

(s)         “Performance Share” means a performance share granted under Section 5(f).

(t)         “Performance Unit” means a performance unit granted under Section 5(f).

(u)         “Plan” means this 2003 Long Term Incentive and Share Award Plan.

(v)         “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(w)        “Restricted Share Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

(x)        “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(y)        “SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

(z)         “Shares” means common stock, $.01 par value per share, of the Company.

(aa )     “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)         to select Eligible Persons to whom Awards may be granted;

(ii)        to designate Affiliates;

(iii)       to determine the type or types of Awards to be granted to each Eligible Person;

(iv)       to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v)         to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi)       to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person, provided that such deferral shall be intended to be in compliance with Section 409A of the Code;

(vii)      to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(viii)     to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix)       to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(x)        to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

(xi)       to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

(xii)      to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b)         Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions. Notwithstanding any provision of the Plan to the contrary, the Committee may designate an officer of the Company (the “Designated Officer”) who shall have the power and authority, subject to the terms and conditions of the Plan, to make awards under the Plan to employees or consultants who are not officers or directors of the Company for purposes of Section 16(b) of the Exchange Act; provided, however, that the authority of the Designated Officer to make such awards shall be subject to limitations as may be imposed from time to time by the Committee; provided further, however, that the resolution so authorizing the Designated Officer to make the awards shall specify the total number of rights or options that the Designated Officer may so award.

(c)         Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d)        Limitation on Committee’s Discretion. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

(e)         No Option or SAR Repricing Without Shareholder Approval. Except as provided in the first sentence of Section 4(c) hereof relating to certain antidilution adjustments, unless the approval of shareholders of the Company is obtained, Options and SARs issued under the Plan shall not be amended to lower their exercise price and Options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices or cancelled or repurchased for cash or property if the exercise price of the Options or SARs exceeds the Fair Market Value of the Shares subject to the Options or SARs.

4. Shares Subject to the Plan.

(a)         Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be (i) 18,000,000 plus (ii) the number of Shares subject to awards granted prior to the Effective Date of this Plan under the Company’s 1999 Stock Incentive Plan which awards have been or are forfeited, canceled, terminated, surrendered or otherwise terminated without a distribution of Shares to the holder of the award; provided, however, that, subject to adjustment as provided in Section 4(c) hereof, no more than 7,500,000 Shares may be issued as ISOs under this Plan. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan and the number of Shares subject to Awards outstanding under the Plan, exceeds the number of Shares reserved under the applicable provisions of the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. If the Share reserve under the Plan has been fully utilized, Options may be granted under the Plan subject to shareholder approval of a sufficient increase in the reserve at the next meeting of shareholders of the Company, provided the Options may not be exercisable prior to such shareholder approval and they shall terminate if such shareholder approval is not obtained. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

(b)         Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options or SARs may be granted during a calendar year to any Eligible Person under this Plan shall be 1,000,000 Shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be the equivalent of 500,000 Shares during a calendar year to any Eligible Person under this Plan.

(c)        In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, (i) adjust any or all of (x) the number and kind of shares which may thereafter be issued under the Plan, (y) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (z) the exercise price, grant price, or purchase price relating to any Award, or (ii) provide for a distribution of cash or property in respect of any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise; provided further, however, that no adjustment shall be made pursuant to this Section 4(c) that causes any Award that is not otherwise deferred compensation subject to Section 409A of the Code to be treated as deferred compensation pursuant to Section 409A of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that the Committee shall not have discretion to increase the amount of compensation payable under any Award intended to qualify as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(d)         Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5. Specific Terms of Awards.

(a)         General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Eligible Person.

(b)       Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i)         Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

(ii)         Option Term. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option.

(iii)       Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons; provided, however, that in no event may any portion of the exercise price be paid with Shares acquired either under an Award granted pursuant to this Plan, upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the Shares were acquired and vested more than six months in advance of the date of exercise.

(iv)        ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not, limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary or to employees of an entity that is treated as the Company or a Subsidiary under the Code.

(c)         SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

(i)         Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise, over (2) the exercise price per Share of the SAR as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR and, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying option).

(ii)         Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d)         Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i)         Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria as set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on achievement of performance criteria that such performance criteria were in fact satisfied.

(ii)         Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii)       Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

(iv)      Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e)         Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

(i)        Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria as set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such performance criteria were in fact satisfied.

(ii)        Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(f)         Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

(i)         Performance Period. The Committee shall determine a performance period (the “Performance Period”) of one or more years or other periods and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon one or more of the following performance criteria, or such other criteria, as the Committee may deem appropriate: appreciation in value of the Shares; total shareholder return; earnings per share; earnings per share growth; operating income; net income; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA on a pre-bonus basis; EBITDA on a pre-bonus basis adjusted for the change in inventory for the Plan Year (“modified free cash flow”); free cash flow; revenues; revenue growth; expenses; operating profit margin; operating cash flow; gross profit margin; net profit margin; or any of the above criteria as compared to the performance of a published or special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor’s 500 Stock Index. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

(ii)        Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met. The Committee must certify in writing that the applicable performance criteria were satisfied prior to payment under any Performance Shares or Performance Units.

(iii)       Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, in the case of any Award intended to qualify as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(iv)       Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units; provided further, however, that, in the case of any Award intended to qualify as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code, any such waiver of restrictions or forfeiture conditions shall only be made under circumstances that do not cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(v)       Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. The Committee must certify in writing prior to the payment of any Performance Share or Performance Unit that the performance objectives and any other material terms were in fact satisfied.

(g)         Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(h)        Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

6. Certain Provisions Applicable to Awards.

(a)           Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to the provisions of Section 3(e) hereof prohibiting Option and SAR repricing without shareholder approval, the per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

(b)          Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or SAR exceed a period of ten years from the date of its grant.

(c)          Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any such deferral shall be intended to be in compliance with Section 409A of the Code. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

(d)         Nontransferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

(e)          Noncompetition. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7. Change of Control Provisions.

(a)        Acceleration of Exercisability and Lapse of Restrictions. Unless otherwise provided by the Committee at the time of the Award grant, in the event of a Change of Control, (i) all outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable immediately prior to the time of the Change of Control so that the Shares subject to the Award will be entitled to participate in the Change of Control transaction, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the Change of Control so that the Shares subject to the Award will be entitled to participate in the Change of Control transaction.

(b)         Definition of Change of Control. For purposes of this Section 7, “Change of Control” shall mean:

(i)        the consummation of a merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

(ii)        the consummation of any stockholder-approved transfer or other disposition of all of substantially all of the Company’s assets; or

(iii)       the acquisition after the Effective Date, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

8. General Provisions.

(a)        Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b)          No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.

(c)        Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations; provided, however, that the amount of tax obligations that may be satisfied by withholding Shares shall be limited to the liability determined at the maximum individual tax rate applicable in the relevant jurisdiction.

(d)         Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that (i) any such amendment or alteration as it applies to ISOs shall be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required under Section 422 of the Code, and (ii) any such amendment or alternation shall be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

(e)         No Rights to Awards; No Shareholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

(f)         Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g)         Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h)       Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

(i)         No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)         Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New York without giving effect to principles of conflict of laws thereof.

(k)        Effective Date; Plan Termination. The Plan became effective as of December 3, 2003 (the “Effective Date”) and shall terminate as to future awards on October 15, 2030.

(l)         Section 409A. Awards under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Although the Company does not guarantee any particular tax treatment, to the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(m)        Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

1-800-FLOWERS.COM, INC.
TWO JERICHO PLAZA
JERICHO, NY 11753

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V25641-P99666 KEEP THIS PORTION FOR YOUR RECORDS

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1-800-FLOWERS.COM, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Celia R. Brown
02) James A. Cannavino
03) Dina Colombo
04) Eugene F. DeMark
05) Leonard J. Elmore
06) Adam Hanft
07) Stephanie Redish Hofmann
08) Christopher G. McCann
09) James F. McCann
10) Christina Shim
11) Larry Zarin

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote for 3 YEARS with respect to the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To determine, on an advisory basis, the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V25642-P99666

1-800-FLOWERS.COM, INC.
Annual Meeting of Stockholders
December 14, 2023 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of 1-800-FLOWERS.COM, INC. hereby appoints Michael R. Manley, Corporate Secretary, with full power of substitution, as proxy to vote the shares of stock, in accordance with the undersigned's specifications, which the undersigned could vote if personally present at the Annual Meeting of Stockholders of 1-800-FLOWERS.COM, INC. to be held in a virtual-only format by visiting www.virtualshareholdermeeting.com/FLWS2023 on Thursday, December 14, 2023 at 9:00 a.m. Eastern Standard Time or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS, "FOR" THE RATIFICATION OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2024, "FOR" THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, "THREE YEARS" FOR THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION VOTES, "FOR" THE AMENDMENT TO THE 2003 LONG TERM INCENTIVE AND SHARE AWARD PLAN, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY AS TO OTHER MATTERS WHICH PROPERLY COME BEFORE THE ANNUAL MEETING.

All of the proposals set forth are proposals of the Company. None of the proposals are related to or conditioned upon approval of any other proposal.

Continued and to be signed on reverse side